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Filed pursuant to Rule 424(b)(5)
Registration No.: 333-175021

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of such securities is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 20, 2011

        $

        % Notes due 20

        Black Hills Corporation is offering $                        aggregate principal amount of      % Notes due 20     (the "notes").

        We will pay interest on the notes each                        and                         . The first interest payment will be made on                        , 2014. We may redeem some or all of the notes at any time at the redemption prices described under the caption "Description of the Notes—Redemption." The notes have no sinking fund provisions.

        The notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-8.

	Price to Public(1)	Underwriting Discount	Proceeds to Us(1)

Per Note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from November    , 2013.

        Delivery of the notes in book-entry form only, will be made on or about November    , 2013.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The notes offered by this prospectus supplement will not be listed on any securities exchange, and there is no existing trading market for the notes.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan	RBC Capital Markets	US Bancorp

The date of this prospectus supplement is November     , 2013.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different or additional information. Further, you should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of notes and certain terms of the notes. The second part is the accompanying prospectus, which gives more general information. To the extent the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

S-i

NOTICE TO INVESTORS

        This prospectus supplement and the accompanying prospectus do not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

        In making an investment decision, prospective investors must rely on their own examination of the Company and the terms of the offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus supplement or the accompanying prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors as needed to make its investment decision and to determine whether it is permitted to purchase the securities under applicable law.

        This prospectus supplement and the accompanying prospectus contain summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to prospective investors upon request to us.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus include "forward-looking statements" as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," or "continue" or the negative of these terms or other similar terminology. These forward-looking statements are based on assumptions that we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. Whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation, the Risk Factors set forth in this prospectus supplement and in the reports that we file with the SEC from time to time, and the following:

  •
  Our ability to successfully execute our growth strategy, which includes development, expansion and acquisition activities;

  •
  Our ability to successfully operate our facilities;

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  Our ability to complete the permitting, construction, start-up and operation of power generating facilities in a cost-effective and timely manner;

  •
  The impact of variations from normal weather conditions;

  •
  The volatility of our operating costs and of the prices for our products and services;

  •
  The adequacy and availability of storage and transportation facilities;

  •
  Threats of terrorism and catastrophic events that could result from terrorism;

  •
  The risk of regulatory penalties;

  •
  The risk of accidents and other catastrophic events;

  •
  Our ability to obtain adequate insurance coverage;

S-ii

  •
  The risk of increasing costs associated with the health care plans that we maintain for our employees and retirees;

  •
  The risk that the Internal Revenue Service ("IRS") may succeed in challenging certain of our tax positions;

  •
  The risk that we may not be able to successfully resolve certain pending purchase price disputes arising out of the sale of our Enserco subsidiary;

  •
  Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and receive favorable rulings in periodic applications to recover costs for fuel, transportation, transmission and purchased power in our regulated utilities;

  •
  The possibility that we may have to record goodwill impairment charges or impairment charges to reduce the carrying value of long-lived assets;

  •
  Our inability to secure adequate recovery of our investment in assets that are subject to condemnation proceedings;

  •
  Greater than anticipated costs for reclamation and mine closure;

  •
  Our ability to provide accurate estimates of proved oil and gas reserves, coal reserves and future production rates and associated costs;

  •
  The risk that increased regulation of hydraulic fracturing could increase our costs and negatively impact our oil and gas activities;

  •
  The risk that our oil and gas drilling activities may be unsuccessful;

  •
  The possibility that we may be required to take impairment charges under the SEC's full cost ceiling test for the accumulated costs of our natural gas and oil reserves;

  •
  Our ability to successfully obtain the financing needed to refinance debt, fund capital expenditures and execute our operating strategy;

  •
  Our ability to successfully maintain our corporate credit rating;

  •
  Our ability to effectively use derivative financial instruments to hedge commodity price, currency exchange rate and interest rate risks;

  •
  The risk that we may have to make significant unplanned contributions to our pension and other postretirement benefit plans;

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  Our ability to obtain cash distributions from our subsidiaries to make dividend and debt payments;

  •
  Our ability to minimize losses related to defaults on amounts due from customers and counterparties;

  •
  Our inability to successfully complete the sale of our CTII combustion turbine to the City of Gillette, Wyoming or to sell our interest in our Wygen I generation facility to our subsidiary Cheyenne Light, Fuel & Power due to regulatory or other issues;

  •
  Our ability to maintain an effective system of internal controls over financial reporting;

  •
  Federal and state laws concerning climate change and air emissions, including emission reduction mandates, carbon emissions and renewable energy portfolio standards, which may materially increase our generation and production costs and could render some of our generating units uneconomical to operate and maintain;

S-iii

  •
  Additional liabilities for environmental conditions, including remediation and reclamation obligations, under environmental laws;

  •
  Our ability to comply, or to make expenditures required to comply, with changes in laws and regulations, particularly those relating to energy markets, taxation, safety and protection of the environment, and our ability to recover those expenditures in customer rates, where applicable;

  •
  The outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements on our financial condition or results of operations;

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  The effect of accounting policies issued periodically by accounting standard-setting bodies;

  •
  The timing, volatility and extent of changes in energy and commodity prices, supply or volume, the cost and availability of transportation of commodities, changes in interest rates, and the demand for our services, any of which can affect our earnings, our financial liquidity and the underlying value of our assets;

  •
  Our ability to accurately estimate demand from our customers for natural gas; and

  •
  The amount of collateral required to be posted from time to time in our transactions.

        New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. You should not consider the above list of risk factors to be a complete statement of all potential risks and uncertainties. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary is not complete and therefore may not contain all of the information that is important to you in deciding whether to invest in the notes. You should carefully read the more detailed information in the rest of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein about us and the notes being offered in this offering, including "Risk Factors," and the information to which we have referred you, including our consolidated financial statements and the related notes. Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Black Hills," the "Company," "we," "us" and "our" refer to Black Hills Corporation and its subsidiaries.

 About Black Hills Corporation

        We are an integrated energy company. Founded in 1883 as Black Hills Electric Light Company, our predecessor company Black Hills Power and Light Company was incorporated and began providing electric utility service in 1941 and began selling and marketing various forms of energy on an unregulated basis in 1956. We operate principally in the United States with two major business groups: Utilities and Non-regulated Energy. The Utilities Group conducts business through two segments: Electric Utilities and Gas Utilities. The Non-regulated Energy Group conducts business through three segments: Power Generation, Coal Mining and Oil and Gas.

Utilities Group

        Our Electric Utilities segment generates, transmits and distributes electricity to customers in Colorado, Montana, South Dakota and Wyoming and also distributes natural gas to utility customers in Cheyenne, Wyoming. Through our Gas Utilities segment, we transport and distribute natural gas through our distribution network to utility customers in Colorado, Iowa, Kansas and Nebraska. We also provide non-regulated services through our Service Guard and Tech Services product lines. Service Guard primarily provides appliance repair services to approximately 62,000 residential customers through company technicians and third-party service providers, typically through on-going monthly service agreements. Tech Services primarily serves gas transportation customers throughout our service territory by constructing customer-owned gas infrastructure facilities, typically through one-time contracts, with a limited number of on-going monthly maintenance agreements.

        Our Electric Utilities own 859 megawatts ("MW") of generation and 8,530 miles of electric transmission and distribution lines, and our Gas Utilities own 624 miles of intrastate gas transmission pipelines and 19,979 miles of gas distribution mains and service lines. Our Utilities Group generated net income of $79.6 million and $58.3 million for the year ended December 31, 2012 and nine months ended September 30, 2013, respectively, and had total assets of $3.2 billion at September 30, 2013.

  Electric Utilities

        Our Electric Utilities segment generates, transmits and distributes electricity to approximately 202,000 customers in Colorado, Montana, South Dakota and Wyoming, and distributes natural gas to approximately 35,000 customers in the vicinity of Cheyenne, Wyoming. For the year ended December 31, 2012 and nine months ended September 30, 2013, energy sales were approximately 6.6 million and 4.8 million megawatt-hours of electricity, respectively, and 4.3 billion cubic feet ("Bcf') and 3.2 Bcf of natural gas, respectively. We supply electricity principally to our own distribution systems and various wholesale customers under long-term contracts utilizing our utilities' electric generating facilities and purchase power contracts. Additionally, we sell excess power to other utilities and marketing companies, including affiliates.

  Gas Utilities

        Our Gas Utility segment transports and distributes natural gas through our distribution network to approximately 532,000 customers in Colorado, Iowa, Kansas and Nebraska. We have stable customer counts and a fuel cost pass-through mechanism in each jurisdiction in which we operate, which allow for additional cash flow stability. Additionally, we sell temporarily-available, contractual pipeline capacity and gas commodities to other utilities and marketing companies, including our affiliates. Total natural gas sales for this segment were 108 Bcf and 88 Bcf for the year ended December 31, 2012 and nine months ended September 30, 2013, respectively.

Non-regulated Energy Group

        Our Non-regulated Energy Group consists of our Power Generation, Coal Mining and Oil and Gas segments. Our Non-regulated Energy Group generated net income of $24.7 million and $18.9 million for the year ended December 31, 2012 and nine months ended September 30, 2013, respectively, and had total assets of $449 million at September 30, 2013.

        For more than 15 years prior to February 2012, we also owned and operated Enserco, an energy marketing business comprising our Energy Marketing segment, which engaged in natural gas, crude oil, coal, power and environmental marketing and trading in the United States and Canada. In February 2012, we sold Enserco, which resulted in this segment being classified as discontinued operations in our financial statements.

  Power Generation

        Our Power Generation segment acquires, develops and operates non-regulated power plants. The Power Generation segment produces electric power from our generating plants and sells the electric capacity and energy principally to our utilities under long-term contracts. The Power Generation segment currently engages in independent power generation activities in Wyoming and Colorado. We hold varying interests in three independent power plants, the Gillette CT and the Wygen I generation facilities in Gillette, Wyoming, and the Pueblo Airport Generation facility in Pueblo, Colorado, with a total net ownership of 309 MW as of September 30, 2013.

  Coal Mining

        Our Coal Mining segment mines and processes low-sulfur, sub-bituminous coal near Gillette, Wyoming. Our Wyodak mine is located in the Powder River Basin, one of the largest coal reserves in the United States, and had 2012 production of approximately 4.2 million tons. Our mining rights to the coal are based on four federal leases and one state lease. As of December 31, 2012, we estimated recoverable coal reserves to be approximately 232.3 million tons, based on a life-of-mine engineering study utilizing currently available drilling data and geological information prepared by internal engineering studies. The reserve life is equal to approximately 46 years at the current expected production levels. We sell substantially all of our coal production under mid- and long-term contracts to on-site, mine-mouth generation facilities of our electric utility subsidiaries and to the 362 megawatt Wyodak power plant owned 20 percent by us and 80 percent by PacifiCorp, the 110 MW Wygen III power plant that is operated by us and owned 52 percent by us, 25 percent by a public utility division of MDU Resources Group, Inc., and 23 percent by the City of Gillette, Wyoming, the 90 megawatt Wygen I power plant owned 76.5 percent by us and 23.5 percent by Municipal Energy Agency of Nebraska, and certain regional industrial customers with which we have shorter term contracts.

  Oil and Gas

        Our Oil and Gas segment acquires, explores for, develops and produces natural gas and crude oil for sale into the commodity markets. At December 31, 2012, we had total reserves of approximately

81 billion cubic feet equivalent ("Bcfe"), of which natural gas comprised 69 percent and crude oil comprised 31 percent. The majority of our reserves are located in select crude oil and natural gas producing basins in the Rocky Mountain region. The principal assets of our Oil and Gas segment include:

  •
  Operating interests in crude oil and natural gas properties, including properties in the San Juan Basin (including holdings primarily on the tribal lands of the Jicarilla Apache Nation in New Mexico and Southern Ute Nation in Colorado), the Powder River Basin (Wyoming) and the Piceance Basin (Colorado);

  •
  Non-operated interests in crude oil and natural gas properties including wells located in the Williston (Bakken Shale in North Dakota), Wind River (Wyoming), Bear Paw Uplift (Montana), Arkoma (Oklahoma), Anadarko (Texas) and Sacramento (California) Basins; and

  •
  A 44.7 percent non-operated ownership interest in the Newcastle gas processing plant and associated gathering system located in Weston County, Wyoming.

        We also own natural gas gathering, compression and treating facilities serving the operated San Juan and Piceance Basin properties and working interests in similar facilities serving our non-operated Montana and Wyoming properties. Our 2012 annual production of natural gas and crude oil was approximately 12.5 Bcfe. Effective July 1, 2012, we sold approximately 85 percent of our Bakken and Three Forks shale assets in the Williston Basin in North Dakota, including approximately 73 gross wells and 28,000 net leasehold acres, for net cash proceeds of $227.9 million.

Our Business Strategy

        We are a customer-focused integrated energy company. Our business is comprised of electric and natural gas utilities, power generation assets, and fuel assets that produce coal, crude oil and natural gas. Our focus on customers—whether they are utility customers or non-regulated energy customers—provides opportunities to expand our businesses by constructing additional rate base assets to serve our utility customers and expanding our non-regulated energy holdings to provide additional products and services to our wholesale customers.

        The diversity of our energy operations reduces reliance on any single business segment to achieve our strategic objectives. Our emphasis on our utility businesses with diverse geography and fuel mix, combined with a conservative approach to our non-regulated energy operations, mitigates our overall corporate risk and enhances our ability to earn stronger returns for shareholders over the long-term. Despite challenging conditions in the capital markets over the past few years, we have demonstrated our ability to access the debt and equity markets, resulting in sufficient liquidity and solid cash flows. Consequently, our financial foundation is sound and capable of supporting an expansion of operations in both the near and long-term.

        Our long-term strategy focuses on growing both our utility and non-regulated energy businesses, primarily by increasing our customer base and providing superior service to both utility and non-regulated energy customers. In our natural gas and electric utilities, we intend to significantly grow our asset base to serve projected customer demand and to comply with environmental mandates in our existing utility service territories through expansion of infrastructure and construction of new rate-based power generation facilities. If the opportunity arises, we will pursue acquisitions of additional utility properties, primarily in the Great Plains and Rocky Mountain regions of the country. By maintaining our high customer service and reliability standards in a cost-efficient manner, our goal is to secure appropriate rate recovery to provide solid economic returns on our utility investments.

        We will continue to prudently grow and develop our existing inventory of crude oil and natural gas reserves, while we strive to maintain strong relationships with mineral owners, landowners and regulatory authorities. We intend to focus our near-term efforts on proving up the substantial Mancos shale gas potential of our San Juan and Piceance Basin properties. Given increased regulatory emphasis on wind and solar power generation, and potential environmental regulations and legislation that may limit construction of new coal-fired power plants, we believe that natural gas will be the near-term fuel of choice for power generation. Additional gas-fired peaking resources will also be required to provide critical back-up supplies for renewable technologies.

        Given the amount of electricity currently generated in the United States from coal-fired power plants, it will take decades and significant expense before this generation can be replaced with alternative technologies. As a result, coal-fired resources will remain a necessary component of the nation's electric supply for the foreseeable future. The current regulatory climate, combined with proposed and expected greenhouse gas ("GHG") regulations from the U.S. Environmental Protection Agency ("EPA"), will likely limit construction of new conventional coal-fired power plants, but technologies such as carbon capture and sequestration should provide for the long-term economic use of coal. We have and will continue to investigate the possible deployment of these technologies at our mine site in Wyoming and will continue efforts to develop additional markets for our coal production, including the possible development of additional power plants at our mine site.

        We have expertise in permitting, constructing and operating power generation facilities. These skills, combined with our understanding of electric resource planning and regulatory procedures, provide a significant opportunity for us to add long-term shareholder value. We intend to grow our non-regulated power generation business by continuing to focus on long-term contractual relationships with other load-serving utilities.

        The following are key elements of our business strategy:

  •
  Provide stable long-term rates for customers and increase earnings by efficiently planning, constructing and operating rate-base power generation facilities needed to serve our electric utilities;

  •
  Proactively integrate alternative and renewable energy into our utility energy supply while mitigating and remaining mindful of customer rate impacts;

  •
  Expand utility operations through selective acquisitions of electric and gas utilities consistent with our regional focus and strategic advantages;

  •
  Build and maintain strong relationships with wholesale power customers of both our utilities and non-regulated power generation businesses;

  •
  Selectively grow our non-regulated power generation business in targeted regional markets by developing assets and selling most of the capacity and energy production through mid- and long-term contracts primarily to load-serving utilities;

  •
  Increase the value of our oil and gas properties by prudently growing our reserves and increasing our production of natural gas and crude oil;

  •
  Diligently manage the credit, price and operational risks inherent in buying and selling energy commodities; and

  •
  Maintain an investment grade credit rating and access to debt and equity capital markets.

The Offering

Issuer	Black Hills Corporation.
Securities Offered	$ aggregate principal amount of % Notes due 20 .
Maturity	November , 20 .
Interest Rate	% per year.
Interest Payment Dates	and of each year, beginning , 2014.
Optional Redemption	The notes may be redeemed at our option, in whole or in part, at any time at the redemption price and in the manner described under "Description of the Notes—Redemption."
Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a "Change of Control Triggering Event," as defined under "Description of the Notes—Change of Control Triggering Event" in this prospectus supplement, we will be required to make an offer to repurchase the notes in cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Ranking

The notes will be our unsecured senior obligations. The notes will rank equally with all of our existing and future unsecured and unsubordinated indebtedness and senior to all of our future subordinated indebtedness. The notes will be effectively subordinated to any existing or future secured indebtedness to the extent of the collateral securing such indebtedness. Because we are a holding company, the notes will also be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. See "Description of the Notes—Ranking of Notes."

Use of Proceeds

We will use the estimated $             million of net proceeds from this offering to redeem, repay or otherwise retire at par our outstanding $250 million principal amount 9% senior unsecured notes due 2014 and for general corporate purposes, which may include the repayment of other indebtedness. See "Use of Proceeds."

Trustee	The trustee under the indenture governing the notes is Wells Fargo Bank, National Association.
Risk Factors

You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. See "Risk Factors" in this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement for a discussion of certain risks you should carefully consider before deciding whether to purchase the notes.

Our Executive Offices

        We are incorporated in South Dakota and our headquarters and principal executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701. Our telephone number is (605) 721-1700.

 Summary Historical Condensed Consolidated Financial Data

        The following summary historical consolidated financial data as of December 31, 2012, 2011 and 2010, and for the years then ended are derived from our audited consolidated financial statements as of these dates and for those years. The summary consolidated financial data presented in the table below as of and for the nine months ended September 30, 2013 and 2012, are derived from our unaudited interim consolidated financial statements. The unaudited interim consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of our financial position and the results of operations for these periods. You should read this summary consolidated financial data along (1) with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Market Risk" and our audited consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K filed on February 25, 2013, and (2) with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited interim consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q filed on November 5, 2013, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year ended December 31,			Nine months ended September 30,
(dollars in thousands)	2010	2011	2012	2013	2012
Statement of Income Data
Revenue	$1,219,691	$1,272,188	$1,173,884	$920,404	$855,022
Operating expenses	1,036,271	1,085,949	930,173	735,955	686,573

Operating income	$183,420	$186,239	$243,711	$184,449	$168,449

Income from continuing operations	$63,141	$40,365	$88,505	$96,839	$57,571
Income (loss) from discontinued operations, net of tax	5,544	9,365	(6,977)	—	(6,810)

Net income available for common stock	$68,685	$49,730	$81,528	$96,839	$50,761

Balance Sheet Data (end of period)
Total assets	$3,711,509	$4,127,083	$3,729,471	$3,801,240	$3,853,628

Short-term notes payable	$249,000	$345,000	$277,000	$138,300	$225,000
Long-term debt, including current maturities	1,191,231	1,282,882	1,042,850	1,211,673	1,271,260
Common stockholders' equity	1,100,270	1,209,336	1,232,509	1,290,949	1,214,317

Total capitalization	$2,540,501	$2,837,218	$2,552,359	$2,640,922	$2,710,577

Other Financial Data
Ratio of earnings to fixed charges(1)	1.76	1.41	2.14	3.00	2.01

(1)
The ratios were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations (before adjustment for income taxes, minority interests in consolidated subsidiaries or income or loss from equity investees), plus fixed charges, amortization of capitalized interest and distributed income of equity investees and less interest capitalized, preference security dividend requirements of consolidated subsidiaries and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

RISK FACTORS

        Before you invest in the notes, you should be aware that there are various risks including those described below. You should carefully consider these risks together with all of the other information included in this document and the documents to which we have referred you, including Item 1A. Risk Factors in our Annual Report on Form 10-K filed February 23, 2013. See "Incorporation of Certain Documents by Reference" below and "Where You Can Find More Information" in the accompanying prospectus.

Risks Related to Our Operations and Business

Our current or future development, expansion and acquisition activities may not be successful, which could impair our ability to execute our growth strategy.

        Execution of our future growth plan is dependent on successful ongoing and future development, expansion and acquisition activities. We can provide no assurance that we will be able to complete development projects or acquisitions we undertake or continue to develop attractive opportunities for growth. Factors that could cause our development, expansion and acquisition activities to be unsuccessful include:

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  Our inability to obtain required governmental permits and approvals or the imposition of adverse conditions upon the approval of any acquisition;

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  Our inability to secure adequate rates through regulatory proceedings;

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  Our inability to obtain financing on acceptable terms, or at all;

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  The possibility that one or more credit rating agencies would downgrade our issuer credit rating to below investment grade, thus increasing our cost of doing business;

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  The diversion of our management's attention to other activities;

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  Our inability to successfully integrate or operate any businesses we acquire;

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  Our inability to attract and retain management or other key personnel;

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  Our inability to negotiate acceptable acquisition, construction, fuel supply, power sales or other material agreements;

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  The trend of utilities building their own generation or looking for developers to develop and build projects for sale to utilities under turnkey arrangements;

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  Reduced growth in the demand for utility services in the markets we serve;

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  Changes in federal, state, local or tribal laws and regulations, particularly those which would make it more difficult or costly to fully develop our coal reserves, our oil and gas reserves and our generation capacity;

  •
  Fuel prices or fuel supply constraints;

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  Pipeline capacity and transmission constraints; and

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  Competition within our industry and with producers of competing energy sources.

Our financial performance depends on the successful operation of our facilities. If the risks involved in our operations are not appropriately managed or mitigated, our operations may not be successful and this could adversely affect our results of operations.

        Operating electric generating facilities, oil and gas properties, the coal mine and electric and natural gas distribution systems involves risks, including:

  •
  Operational limitations imposed by environmental and other regulatory requirements;

  •
  Interruptions to supply of fuel and other commodities used in generation and distribution. Our Utilities Group purchases fuel from a number of suppliers. Our results of operations could be negatively impacted by disruptions in the delivery of fuel due to various factors, including transportation delays, labor relations, weather, and environmental regulations, which could limit our Utilities Group's ability to operate its facilities;

  •
  Breakdown or failure of equipment or processes, including equipment or processes at our Wyodak power plant, which is operated by PacifiCorp;

  •
  Inability to recruit and retain skilled technical labor;

  •
  Disrupted transmission and distribution. We depend on transmission and distribution facilities, including those operated by unaffiliated parties, to deliver the electricity and gas that we sell to our retail and wholesale customers. If transmission is interrupted, our ability to sell or deliver product and satisfy our contractual obligations may be hindered;

  •
  Operating hazards such as leaks, mechanical problems and accidents, including explosions, affecting our natural gas distribution system which could impact public safety, reliability and customer confidence;

  •
  Electricity is dangerous for employees and the general public should they come in contact with power lines or electrical equipment. Natural conditions and other disasters such as wind, lightning and winter storms can cause wildfires, pole failures and associated property damage and outages;

  •
  Disruption in the functioning of our information technology and network infrastructure which are vulnerable to disability, failures and unauthorized access. If our information technology systems were to fail and we were unable to recover in a timely manner, we would be unable to fulfill critical business functions; and

  •
  Labor relations. Approximately 33 percent of our employees are represented by a total of six collective bargaining agreements.

Construction, expansion, refurbishment and operation of power generating and transmission and resource extraction facilities involve significant risks which could reduce profitability.

        The construction, expansion, refurbishment and operation of power generating and transmission and resource extraction facilities involve many risks, including:

  •
  The inability to obtain required governmental permits and approvals along with the cost of complying with or satisfying conditions imposed upon such approvals;

  •
  Contractual restrictions upon the timing of scheduled outages;

  •
  The cost of supplying or securing replacement power during scheduled and unscheduled outages;

  •
  The unavailability or increased cost of equipment;

  •
  The unavailability of, or increased cost of recruiting and retaining, skilled labor;

  •
  Supply interruptions, work stoppages and labor disputes;

  •
  Increased capital and operating costs required to comply with increasingly stringent environmental laws and regulations;

  •
  Opposition by members of public or special-interest groups;

  •
  Weather interferences;

  •
  Availability and cost of fuel supplies;

  •
  Unexpected engineering, environmental and geological problems; and

  •
  Unanticipated cost overruns.

        The ongoing operation of our facilities involves many of the risks described above, in addition to risks relating to the breakdown or failure of equipment or processes and performance below expected levels of output or efficiency. New plants may employ recently developed and technologically complex equipment, including newer environmental emission control technology. Any of these risks could cause us to operate below expected capacity levels, which in turn could reduce revenues, increase expenses or cause us to incur higher operating and maintenance costs and penalties. While we maintain insurance, obtain warranties from vendors and obligate contractors to meet certain performance levels, the proceeds of such insurance and our rights under warranties or performance guarantees may not be timely or adequate to cover lost revenues, increased expenses or liquidated damage payments.

Operating results can be adversely affected by variations from normal weather conditions.

        Our utility businesses are seasonal businesses, and weather patterns can have a material impact on our operating performance. Demand for electricity is typically greater in the summer and winter months associated with cooling and heating. Because natural gas is primarily used for residential and commercial heating, the demand for this product depends heavily upon winter weather patterns throughout our service territory and a significant amount of natural gas revenues are recognized in the first and fourth quarters related to the heating seasons. Accordingly, our utility operations have historically generated lower revenues and income when weather conditions are cooler than normal in the summer and warmer than normal in the winter. Unusually mild summers and winters therefore could have an adverse effect on our financial condition and results of operations.

        Our businesses are located in areas that could be subject to seasonal natural disasters such as severe snow and ice storms, flooding and wildfires. These factors could result in interruption of our business, damage to our property such as power lines and substations, and repair and clean-up costs associated with these storms. We may not be able to recover the costs incurred in restoring transmission and distribution property following these natural disasters through a change in our regulated rates, which could result in a negative impact on our results of operations, financial condition and cash flows.

        Our coal mining operations are subject to operating risks that are beyond our control which could affect our profitability and production levels. Our surface mining operations could be disrupted or materially affected due to adverse weather or natural disasters such as heavy snow, strong winds, rain or flooding. Additionally, weather patterns can also affect electricity demand. Extreme temperatures, both hot and cold, cause increased power usage, and therefore, increased generating requirements and use of coal. Conversely, mild temperatures could result in lower electrical demand.

        Weather conditions can also limit or temporarily halt our drilling, completion and producing activities and other crude oil and natural gas operations. Primarily in the winter and spring, our operations can be curtailed because of cold, snow, and wet conditions. Severe weather could further curtail these operations, including drilling and completing of new wells or production from existing wells. In addition, weather conditions and other events could temporarily impair our ability to transport our crude oil and natural gas production.

Prices for some of our products and services as well as a portion of our operating costs are volatile and may cause our revenue and expenses to fluctuate significantly.

        A portion of our net income is attributable to sales of contract and off-system wholesale electricity and natural gas. Energy prices are influenced by many factors outside our control, including, among other things, fuel prices, transmission constraints, supply and demand, weather, general economic conditions, and the rules, regulations and actions of system operators in those markets. Moreover, unlike most other commodities, electricity cannot be stored and therefore must be produced concurrently with its use. As a result, wholesale power markets are subject to significant, unpredictable price fluctuations over relatively short periods of time.

        The success of our crude oil and natural gas operations is affected by the prevailing market prices of crude oil and natural gas. Crude oil and natural gas prices and markets historically have also been, and are likely to continue to be, unpredictable. A decrease in crude oil or natural gas prices would not only reduce revenues and profits, but would also reduce the quantities of reserves that are commercially recoverable, and may result in charges to earnings for impairment of the net capitalized cost of these assets. Crude oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for crude oil and natural gas, market uncertainty, and a variety of additional factors that are beyond our control.

        The proliferation of domestic crude oil and natural gas shale projects in recent years has provided the market with an abundant new supply of crude oil and natural gas. Combined with lower demand from the economic downturn, this new and abundant supply source has created record volumes of natural gas in storage, and reduced domestic natural gas prices. In fact, the ratio of crude oil to natural gas prices is at an all-time high, far in excess of the six to one heating value equivalent ratio. This trend is likely to continue for the foreseeable future given the expected further development of domestic shale gas reserves.

        Our mining operation requires reliable supplies of replacement parts, explosives, fuel, tires and steel-related products. If the cost of these increase significantly, or if sources of supplies and mining equipment become unavailable to meet our replacement demands, our productivity and profitability could be lower than our current expectations. In recent years, industry-wide demand growth exceeded supply growth for certain surface mining equipment and off-the-road tires. As a result, lead times for procuring some items generally increased to several months and prices for these items increased significantly.

Our operations rely on storage and transportation assets owned by third parties to satisfy our obligations. If storage capacity is inadequate or transportation is disrupted, our ability to satisfy our obligations may be hindered.

        Our Utilities Group and our Power Generation segment rely on pipeline companies and other owners of gas storage facilities to deliver natural gas to ratepayers, to supply our natural gas-fired power plants and to hedge commodity costs. If storage capacity is inadequate or transportation is disrupted, our ability to satisfy our obligations may be hindered. As a result, we may be responsible for damages incurred by our counterparties, such as the additional cost of acquiring alternative supply at then-current market rates, or for penalties imposed by state regulatory authorities.

Threats of terrorism and catastrophic events that could result from terrorism, cyber-attacks, or individuals and/or groups attempting to disrupt our businesses, or the businesses of third parties, may impact our operations in unpredictable ways and could adversely affect our results of operations, financial position and liquidity.

        We are subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyber-attacks and other disruptive activities of individuals or groups. Our generation, transmission and distribution facilities, fuel storage facilities, information technology systems and other infrastructure facilities and systems and physical assets, could be direct targets of, or indirectly affected by, such activities. Terrorist acts or other similar events could harm our businesses by limiting their ability to generate, purchase or transmit power and by delaying their development and construction of new generating facilities and capital improvements to existing facilities. These events, and governmental actions in response, could result in a material decrease in revenues and significant additional costs to repair and insure our assets, and could adversely affect our operations by contributing to disruption of supplies and markets for natural gas, oil and other fuels. They could also impair our ability to raise capital by contributing to financial instability and lower economic activity.

        We operate in a highly regulated industry that requires the continued operation of sophisticated information technology systems and network infrastructure. Despite our implementation of security measures, all of our technology systems are vulnerable to disability, failures or unauthorized access, including cyber-attacks. If our technology systems were to fail or be breached and be unable to recover in a timely way, we would be unable to fulfill critical business functions, and sensitive confidential and other data could be compromised, which could have a material adverse effect on our financial results.

        The implementation of security guidelines and measures and maintenance of insurance, to the extent available, addressing such activities could increase costs. These types of events could materially adversely affect our financial results. In addition, these types of events could require significant management attention and resources, and could adversely affect our reputation among customers and the public.

        A disruption of the regional electric transmission grid, natural gas pipeline infrastructure or other fuel sources, could negatively impact our business. Because generation, transmission systems and natural gas pipelines are part of an interconnected system, we face the risk of possible loss of business due to a disruption caused by the impact of an event on the interconnected system (such as severe weather or a generator or transmission facility outage, pipeline rupture, or a sudden significant increase or decrease in wind generation) within our system or within a neighboring system. Any such disruption could have a material impact on our financial results.

Increased risks of regulatory penalties could negatively impact our results of operations, financial position or liquidity.

        Business activities in the energy sector are heavily regulated, primarily by agencies of the federal government. Agencies that historically sought voluntary compliance, or issued non-monetary sanctions, now employ mandatory civil penalty structures for regulatory violations. The Federal Energy Regulatory Commission ("FERC"), the Commodity Futures Trading Commission ("CFTC"), the EPA, the Occupational Safety and Health Administration, the SEC and the Mine Safety and Health Administration can increasingly impose significant civil penalties to enforce compliance requirements relative to our business. In addition, FERC has delegated certain aspects of authority for enforcement of electric system reliability standards to the North American Electric Reliability Corporation, with similar authority to impose penalties for violations. If a serious regulatory violation occurred and penalties were imposed by FERC or another federal agency, this action could have a material adverse effect on our operations or our financial results.

Our energy production, transmission and distribution activities involve numerous risks that may result in accidents and other catastrophic events. These events could disrupt or impair our operations, create additional costs and cause substantial loss to us.

        Inherent in our natural gas and electricity distribution activities, as well as our production, transportation and storage of crude oil and natural gas and our coal mining operations, are a variety of hazards and operating risks, such as leaks, blow-outs, fires, releases of hazardous materials, explosions and mechanical problems that could cause substantial adverse financial impacts. These events could result in injury or loss of human life, significant damage to property or natural resources (including public parks), environmental pollution, impairment of our operations, and substantial losses to us. In accordance with customary industry practice, we maintain insurance against some, but not all, of these risks and losses. The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and results of operations. Particularly for our distribution lines located near populated areas, including residential areas, commercial business centers, industrial sites and other public gathering areas, the damages resulting from any such events could be significant.

Our ability to obtain insurance and the terms of any available insurance coverage could be adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. Our insurance coverage may not provide protection against all significant losses.

        Our ability to obtain insurance, as well as the cost of such insurance, could be affected by developments affecting insurance businesses, international, national, state or local events, as well as the financial condition of insurers. Insurance coverage may not continue to be available at all, or at rates or on terms similar to those presently available to us. A loss for which we are not fully insured could materially and adversely affect our financial results. Our insurance may not be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject, including but not limited to environmental hazards, wildfire-related liability, risks associated with our oil and gas exploration and production activities, distribution property losses, cyber-security risks and dangers that exist in the gathering and transportation in pipelines.

        Our operations are also subject to all the hazards and risks normally incident to the development, exploitation, production and transportation of, and the exploration for, oil and gas, including unusual or unexpected geologic formations, pressures, down hole fires, mechanical failures, blowouts, explosions, uncontrollable flows of oil, gas or well fluids, pollution and other environmental risks. These hazards could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. We maintain insurance coverage for our operated wells and we participate in insurance coverage maintained by the operators of our wells, although we cannot assure you that such coverage will be sufficient to prevent a material adverse effect to us if any of the foregoing events occur.

Increasing costs associated with our health care plans may adversely affect our results of operations, financial position or liquidity.

        The costs of providing health care benefits to our employees and retirees have increased substantially in recent years. We believe that our employee benefit costs, including costs related to health care plans for our employees and former employees, will continue to rise. The increasing costs and funding requirements associated with our health care plans may adversely affect our results of operations, financial position or liquidity.

        In March 2010, the President of the United States signed the Patient Protection and Affordable Care Act of 2010 as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the "2010 Acts"). The 2010 Acts will have a substantial impact on health care providers, insurers, employers and individuals. The 2010 Acts will impact employers and businesses differently depending on the size of the organization and the specific impacts on a company's employees. Certain provisions of the 2010 Acts are effective while other provisions of the 2010 Acts will be effective in future years. The 2010 Acts could require, among other things, changes to our current employee benefit plans and in our administrative and accounting processes, as well as changes to the cost of our plans. The ultimate extent and cost of these changes cannot be determined at this time and are being evaluated and updated as related regulations and interpretations of the 2010 Acts become available.

        Our electric and gas utility rates are regulated on a state-by-state basis by the relevant state regulatory authorities based on an analysis of our costs, as reviewed and approved in a regulatory proceeding. Within our utility rates we have generally recovered the cost of providing employee benefits. As benefit costs continue to rise, we cannot assure you that the state public utility commissions will allow recovery.

We have deferred a substantial amount of income tax as a result of various tax planning strategies, including the deferral of income taxes associated with the assets sold in the IPP Transaction. If the IRS is successful in challenging these tax positions, our results of operations, financial position or liquidity could be adversely affected.

        We have deferred a substantial amount of tax payments through various tax planning strategies including the deferral of approximately $125 million in income taxes associated with our 2008 acquisition of five utilities from Aquila, Inc. (the "Aquila Transaction") and our 2008 sale of seven independent power producer plants (the "IPP Transaction"), which we treated as a like-kind exchange.

        The IRS has challenged our position with respect to the like-kind exchange. As currently stated in a Notice of Proposed Adjustment received from the IRS in January 2013 and subsequently revised in April 2013, the IRS would disallow a significant portion of the gain deferred as reported on our originally filed 2008 tax return. We disagree with such a position and will pursue all available IRS and/or legal channels to challenge the proposed adjustment. In the event we are unsuccessful in our dispute with the IRS, we believe that the amount of income tax payments on a worst case basis that could be accelerated into a current year tax payable would be approximately $125 million. However, we would be entitled to a tax benefit associated with the additional tax depreciation that would result from increasing the depreciable cost for tax purposes in the assets acquired. This net current tax liability would accrue interest, which is estimated to be approximately $20 million before income tax effect.

        In certain circumstances, the IRS may assess penalties when challenging our tax positions. If we were unsuccessful in defending against these penalties, it may have a material impact on our results of operations. No penalties have been assessed or proposed to date by the IRS in connection with the like-kind exchange transaction.

If we are unable to successfully resolve disputes arising from the sale of Enserco, our results of operations, financial position or liquidity could be adversely affected.

        In February 2012, we sold the outstanding stock of our subsidiary Enserco, which comprised our Energy Marketing segment. Pursuant to the provisions of the Enserco sale agreement, disputes regarding post-closing purchase price adjustments are subject to arbitration before a nationally-recognized accounting firm. The buyer of Enserco has demanded an amount totaling approximately $5.2 million in purchase price adjustments and other disputed items. We and the buyer have been unable to reach a negotiated agreement regarding these claims and the claims are currently being arbitrated. We cannot predict the outcome of this arbitration.

Risks Related to Our Utilities Group Operations and Business

Regulatory commissions may refuse to approve some or all of the utility rate increases we have requested or may request in the future, or may determine that amounts passed through to customers were not prudently incurred and therefore are not recoverable, which could adversely affect our results of operations, financial position or liquidity.

        Our regulated electric and gas utility operations are subject to cost-of-service regulation and earnings oversight from federal and state utility commissions. This regulatory treatment does not provide any assurance as to achievement of desired earnings levels. Our retail electric and gas utility rates are regulated on a state-by-state basis by the relevant state regulatory authorities based on an analysis of our costs, as reviewed and approved in a regulatory proceeding. The rates that we are allowed to charge may or may not match our related costs and allowed return on invested capital at any given time. While rate regulation is premised on the full recovery of prudently incurred costs and a reasonable rate of return on invested capital, there can be no assurance that the state public utility commissions will judge all of our costs, including our direct and allocated borrowing and debt service costs, to have been prudently incurred or that the regulatory process in which rates are determined will always result in rates that produce a full recovery of our costs and the return on invested capital allowed by the applicable state public utility commission.

        To some degree, each of our gas and electric utilities is permitted to recover certain costs (such as increased fuel and purchased power costs) without having to file a rate case. To the extent we are able to pass through such costs to our customers and a state public utility commission subsequently determines that such costs should not have been paid by the customers; we may be required to refund such costs. Any such costs not recovered through rates, or any such refund, could adversely affect our results of operations, financial position or cash flow.

If market or other conditions adversely affect operations or require us to make changes to our business strategy in any of our utility businesses, we may be forced to record a non-cash goodwill impairment charge. Any significant impairment of our goodwill related to these utilities would cause a decrease in our assets and a reduction in our net income and shareholders' equity.

        We had approximately $353.4 million of goodwill on our consolidated balance sheet as of September 30, 2013. A substantial portion of the goodwill is related to the Aquila Transaction. If we make changes in our business strategy or if market or other conditions adversely affect operations in any of our businesses, we may be forced to record a non-cash impairment charge, which would reduce our reported assets, net income and shareholders' equity. Goodwill is tested for impairment annually or whenever events or changes in circumstances indicate impairment may have occurred. If the testing performed indicates that impairment has occurred, we are required to record an impairment charge for the difference between the carrying value of the goodwill and the implied fair value of the goodwill in the period the determination is made. The testing of goodwill for impairment requires us to make significant estimates about our future performance and cash flows, as well as other assumptions. These estimates can be affected by numerous factors, including future business operating performance, changes in economic and interest rates, regulatory, industry or market conditions, changes in business operations, changes in competition or changes in technologies. Any changes in key assumptions, or actual performance compared with key assumptions, about our business and its future prospects could affect the fair value of one or more business segments, which may result in an impairment charge.

Municipal governments may seek to limit or deny franchise privileges which could inhibit our ability to secure adequate recovery of our investment in assets subject to condemnation.

        Municipal governments within our utility service territories possess the power of condemnation and could establish a municipal utility within a portion of our current service territories by limiting or denying franchise privileges for our operations, and exercising powers of condemnation over all or part of our utility assets within municipal boundaries. Although condemnation is a process that is subject to constitutional protections requiring just and fair compensation, as with any judicial procedure, the outcome is uncertain. If a municipality sought to pursue this course of action, we cannot assure you that we would secure adequate recovery of our investment in assets subject to condemnation.

Risks Related to Our Coal Mining Segment Operations and Business

If the assumptions underlying our reclamation and mine closure obligations are materially inaccurate, our costs could be significantly greater than anticipated or be incurred sooner than anticipated.

        Our mining consists of surface mining operations. The Surface Mining Control and Reclamation Act and similar state laws and regulation establish operations, reclamation and closure standards for all aspects of surface mining. We estimate our total reclamation liabilities based on permit requirements, engineering studies, and our engineering expertise related to these requirements. The estimate of ultimate reclamation liability is reviewed periodically by our management and engineers, and by government regulators. The estimated liability can change significantly if actual costs vary from our original assumptions or if government regulations change significantly. United States Generally Accepted Accounting Principles ("GAAP") require that asset retirement obligations be recorded as a liability based on fair value, which reflects the present value of the estimated future cash flows. In estimating future cash flows, we consider the estimated current cost of reclamation and apply inflation rates. The resulting estimated reclamation obligations could change significantly if actual amounts or the timing of these expenses change significantly from our assumptions, which could have a material adverse effect on our results of operations and financial condition.

Estimates of the quality and quantity of our coal reserves may change materially due to numerous uncertainties inherent in three dimensional structural modeling. Significant inaccuracies in interpretation or modeling could materially affect the estimated quantity and quality of our reserve which could adversely affect our results of operations.

        There are many uncertainties inherent in estimating quantities of coal reserves. The process of coal volume estimation requires interpretations of drill hole log data and subsequent computer modeling of the intersected deposit. Significant inaccuracies in interpretation or modeling could materially affect the quantity and quality of our reserve estimates. The accuracy of reserve estimates is a function of engineering and geological interpretation, conditions encountered during actual reserve recovery and undetected deposit anomalies. Variance from the assumptions used and drill hole modeling density could result in additions or deletions from our volume estimates. In addition, future environmental, economic or geologic changes may occur or become known that require reserve revisions either upward or downward from prior reserve estimates.

Risks Related to Our Oil and Gas Segment Operations and Business

Estimates of the quantity and value of our proved oil and gas reserves may change materially due to numerous uncertainties inherent in estimating oil and natural gas reserves. Significant inaccuracies in interpretations or assumptions could materially affect the estimated quantities and present value of our reserves which could adversely affect our results of operations.

        There are many uncertainties inherent in estimating quantities of proved reserves and their associated value. The process of estimating crude oil and natural gas reserves requires interpretation of available technical data and various assumptions, including assumptions relating to economic factors. Significant inaccuracies in interpretations or assumptions could materially affect the estimated quantities and present value of our reserves. The accuracy of reserve estimates is a function of the quality of available data, engineering and geological interpretations and judgment, and the assumptions used regarding quantities of recoverable oil and gas reserves, future capital expenditures and prices for crude oil and natural gas. Actual prices, production, development expenditures, operating expenses and quantities of recoverable crude oil and natural gas reserves may vary from those assumed in our estimates. These variances may be significant. Any significant variance from the assumptions used could cause the actual quantity of our reserves, and future net cash flow, to be materially different from our estimates. In addition, results of drilling, testing and production, changes in future capital expenditures and fluctuations in crude oil and natural gas prices after the date of the estimate may result in substantial upward or downward revisions.

The potential adoption of federal and state legislative and regulatory initiatives related to hydraulic fracturing could result in restrictions which could increase costs and cause delays to the completion of certain oil and gas wells, and potentially preclude the economic drilling and completion of wells in certain reservoirs.

        Hydraulic fracturing is an essential and common practice in the oil and gas industry used extensively for decades to stimulate production of natural gas and/or oil from dense subsurface rock formations. We routinely apply hydraulic fracturing techniques on our crude oil and natural gas properties. Hydraulic fracturing involves using mostly water, sand, and a small amount of certain chemicals to fracture the hydrocarbon-bearing rock formation to enhance flow of hydrocarbons into the well-bore. The process is typically regulated by state crude oil and natural gas commissions; however, the EPA does assert federal regulatory authority over certain hydraulic fracturing activities when diesel comprises part of the fracturing fluid. In addition several agencies of the federal government including the EPA and the Bureau of Land Management ("BLM") are conducting studies of the fracturing stimulation process which may result in additional regulations. In 2012, the BLM proposed regulations governing the use of hydraulic fracturing, which were revised in 2013. In addition, legislation has been introduced before Congress, called the Fracturing Responsibility and Awareness of Chemicals Act, to provide the federal regulation of hydraulic fracturing and to require disclosure of the chemicals used in the hydraulic fracturing process.

        Certain states have adopted or are considering adopting regulations that could impose more stringent permitting, public disclosure, and well construction requirements on hydraulic fracturing operations or otherwise seek to ban fracturing activities altogether. In the event federal, state, local or municipal legal restrictions are adopted in areas where we are conducting or in the future plan to conduct operations, we may incur additional costs to comply with such regulations that may be significant, experience delays or curtailment in the pursuit of exploration, development, or production activities, and perhaps even be precluded from utilizing fracture stimulation and effectively preclude the drilling of wells.

Exploratory and development drilling are speculative activities that may not result in commercially productive reserves. Lack of drilling success could result in uneconomical investments and could have an adverse effect on our financial condition and results of operations.

        Drilling activities are subject to many risks, including the risk that no commercially productive oil or gas reservoirs will be encountered. There can be no assurance that new wells drilled by us or in which we have an interest will be productive or that we will recover all or any portion of our investment. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, many of which are beyond our control, including economic conditions, mechanical problems, pressure or irregularities in formations, title problems, weather conditions, compliance with governmental rules and regulations and shortages in or delays in the delivery of equipment and services. Such equipment shortages and delays are caused by the high demand for rigs and other needed equipment by a large number of companies in active drilling basins. High activity in some basins may cause shortages of rigs and equipment in other basins. Our future drilling activities may not be successful. Lack of drilling success could have a material adverse effect on our financial condition and results of operations.

We could incur additional and substantial write-downs of the carrying value of our natural gas and oil properties, which would cause a decrease in our assets and stockholders' equity and could adversely impact our results of operations.

        We review the carrying value of our natural gas and oil properties under the full cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, SEC-defined commodity prices and recent costs are utilized. Such prices and costs are utilized except when different prices and costs are fixed and determinable from applicable contracts for the remaining term of those contracts. Two primary factors in the ceiling test are natural gas and crude oil reserve quantities and SEC-defined crude oil and gas prices, both of which impact the present value of estimated future net revenues. Revisions to estimates of natural gas and crude oil reserves, or an increase or decrease in prices, can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense.

        We recorded a non-cash impairment charge in the second quarter of 2012 due to the full cost ceiling limitations. We may have to record additional non-cash impairment charges in the future if commodity prices drive the SEC-defined prices below levels that precipitated the 2012 impairment. See Note 12 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

Risks Related to the Financing of Our Operations and Business

We may be unable to obtain the financing needed to refinance debt, fund planned capital expenditures or otherwise execute our operating strategy. Lack of credit at reasonable rates would have an adverse effect on our results of operations, financial position and liquidity.

        Our ability to execute our operating strategy is highly dependent upon our access to capital. Historically, we have addressed our liquidity needs (including funds required to make scheduled principal and interest payments, refinance debt and fund working capital and planned capital expenditures) with operating cash flow, borrowings under credit facilities, proceeds of debt and equity offerings and proceeds from asset sales. Our ability to access the capital markets and the costs and terms of available financing depend on many factors, including changes in our credit ratings, changes in the federal or state regulatory environment affecting energy companies, volatility in commodity or electricity prices and general economic and market conditions.

        In addition, given that we are a holding company and that our utility assets are owned by our subsidiaries, if we are unable to adequately access the credit markets, we could be required to take additional measures designed to ensure that our utility subsidiaries are adequately capitalized to provide safe and reliable service. Possible additional measures would be evaluated in the context of then-prevailing market conditions, prudent financial management and any applicable regulatory requirements.

Our credit ratings could be lowered below investment grade in the future. Lower credit ratings would impact our cost of capital and could impact our access to capital and our other operating costs.

        Although we currently have investment grade corporate ratings from three rating agencies, a ratings downgrade would increase our interest expense under some of our existing debt obligations, including borrowings under our credit facilities. Reduction of our credit ratings could impair our ability to refinance or repay our existing debt and to complete new financings on acceptable terms, or at all. A downgrade could also result in counterparties requiring us to post additional collateral under existing or new contracts or trades.

Derivatives regulations included in current financial reform legislation could impede our ability to manage business and financial risks by restricting our use of derivative instruments as hedges against fluctuating commodity prices and interest rates.

        In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank") was passed by Congress and signed into law. Dodd-Frank contains significant derivatives regulations, including a requirement that certain transactions be cleared resulting in a requirement to post cash collateral (commonly referred to as "margin") for such transactions. Dodd-Frank provides for a potential exception from these clearing and cash collateral requirements for commercial end-users such as utilities and it includes a number of defined terms that will be used in determining how this exception applies to particular derivative transactions and the parties to those transactions.

        We use crude oil and natural gas derivative instruments for our hedging activities for our oil and gas production activities and our gas utility operations. We also use interest rate derivative instruments to minimize the impact of interest rate fluctuations. As a result of Dodd-Frank regulations promulgated by the CFTC, we may be required to post collateral to clearing entities for certain swap transactions we enter into. In addition, many of the transactions which were previously classified as swaps have been converted to exchange-traded futures contracts, which are subject to futures margin posting requirements. Such a requirement could have a significant impact on our business by reducing our ability to execute derivative transactions to reduce commodity price and interest rate uncertainty and to protect cash flows. Requirements to post collateral may cause significant liquidity issues by reducing our ability to use cash for investment or other corporate purposes, or may require us to increase our level of debt. In addition, a requirement for our counterparties to post collateral could result in additional costs being passed on to us, thereby decreasing our profitability.

Our hedging activities that are designed to protect against commodity price and financial market risks may cause fluctuations in reported financial results due to accounting requirements associated with such activities.

        We use various financial contracts and derivatives, including futures, forwards, options and swaps to manage commodity price and financial market risks. The timing of the recognition of gains or losses on these economic hedges in accordance with GAAP does not always match up with the gains or losses on the commodities or assets being hedged. The difference in accounting can result in volatility in reported results, even though the expected profit margin may be essentially unchanged from the dates the transactions were consummated.

Our use of derivative financial instruments could result in material financial losses.

        From time to time we have sought to limit a portion of the potential adverse effects resulting from changes in commodity prices and interest rates by using derivative financial instruments and other hedging mechanisms. To the extent that we hedge our commodity price and interest rate exposures, we forgo the benefits we would otherwise experience if commodity prices or interest rates were to change in our favor. In addition, even though they are closely monitored by management, our hedging activities can result in losses. Such losses could occur under various circumstances, including if a counterparty does not perform its obligations under the hedge arrangement, the hedge is economically imperfect, commodity prices or interest rates move unfavorably related to our physical or financial positions, or hedging policies and procedures are not followed.

Market performance or changes in other assumptions could require us to make significant unplanned contributions to our pension plans and other postretirement benefit plans. Increasing costs associated with our defined benefit retirement plans may adversely affect our results of operations, financial position or liquidity.

        We have two defined benefit pension plans and three non-pension postretirement plans that cover certain eligible employees. Assumptions related to future costs, return on investments, interest rates and other actuarial assumptions have a significant impact on our funding requirements and the expense recognized related to these plans. These estimates and assumptions may change based on actual return on plan assets, changes in interest rates and any changes in governmental regulations.

We rely on cash distributions from our subsidiaries to make and maintain dividends and debt payments. Our subsidiaries may not be allowed or may be unable to make dividend payments or loan funds to us, which could adversely affect our ability to meet our financial obligations or pay dividends to our shareholders.

        Black Hills Corporation, the issuer of the notes offered hereby, is a holding company. Our investments in our subsidiaries are our primary assets. Our operating cash flow and ability to service our indebtedness depend on the operating cash flow of our subsidiaries and the payment of funds by them to Black Hills Corporation in the form of dividends or advances. Our subsidiaries are separate legal entities that have no obligation to make any funds available for that purpose, whether by dividends or otherwise. In addition, each subsidiary's ability to pay dividends to us depends on any applicable contractual or regulatory restrictions that may include requirements to maintain minimum levels of cash, working capital or debt service funds.

        Our operating subsidiaries have certain restrictions on their ability to transfer funds in the form of dividends or loans to us. See "Liquidity and Capital Resources" within "Management's Discussion and Analysis of Financial Condition and Results of Operations and Qualitative and Quantitative Disclosures About Market Risk" in our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q for further information regarding these restrictions and their impact on our liquidity.

National and regional economic conditions may cause increased counterparty credit risk, late payments and uncollectible accounts, which could adversely affect our results of operations, financial position and liquidity.

        The continued recessionary environment and any future recession may lead to an increase in late payments from retail, commercial and industrial utility customers, as well as our non-utility customers. If late payments and uncollectible accounts increase, earnings and cash flows from our continuing operations may be reduced.

Our inability to successfully complete the sale of our CTII combustion turbine to the City of Gillette, Wyoming or to sell our interest in Wygen I to Cheyenne Light, Fuel & Power could adversely affect our Power Generation segment.

        Black Hills Wyoming entered into an agreement in May 2013 to sell its 40 megawatt simple-cycle, gas-fired combustion turbine ("CTII") to the City of Gillette, Wyoming upon the expiration in August 2014 of an existing power sales agreement under which Black Hills Power sells the output of the CTII to our subsidiary Cheyenne Light, Fuel & Power ("Cheyenne Light"). This sale is subject to FERC approval and certain other requirements included in the contract.

        Black Hills Wyoming also has a power sales agreement with Cheyenne Light which expires in December 2022. This power sales agreement includes an option for Cheyenne Light to purchase Black

Hills Wyoming's ownership interest in the Wygen I facility between 2013 and 2019. If Cheyenne Light exercises its purchase option, the sale would be subject to Wyoming Public Service Commission and FERC approval.

        Failure of Black Hills Wyoming to complete the sale of CTII to the City of Gillette or the sale of its ownership interest in the Wygen I facility to Cheyenne Light if Cheyenne Light exercises its purchase option, whether due to failure to obtain regulatory approval or otherwise, could adversely affect our results of operations, financial position and liquidity, particularly if we are unable to obtain power sales contracts at reasonable rates to fully utilize these assets subsequent to the expiration of the power sales contracts that are currently in effect.

An effective system of internal control may not be maintained, leading to material weaknesses in internal control over financial reporting.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires management to make an assessment of the design and effectiveness of internal controls. Our independent registered public accounting firm is required to attest to the effectiveness of these controls. During their assessment of these controls, management or our independent registered public accounting firm may identify areas of weakness in control design or effectiveness, which may lead to the conclusion that a material weakness in internal control exists. Any control deficiencies we identify in the future could adversely affect our ability to report our financial results on a timely and accurate basis, which could result in a loss of investor confidence in our financial reports or have a material adverse effect on our ability to operate our business or access sources of liquidity.

Environmental Risks Related to Our Operations and Business

Federal and state laws concerning GHG regulations and air emissions may materially increase our generation and production costs and could render some of our generating units uneconomical to operate and maintain.

        We own and operate regulated and non-regulated fossil-fuel generating plants in South Dakota, Wyoming, and Colorado. Recent developments under federal and state laws and regulations governing air emissions from fossil-fuel generating plants will likely result in more stringent emission limitations, which could have a material impact on our costs of operations. Various pending or final state and EPA regulations that will impact our facilities are also discussed in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2012 under the caption "Environmental Matters."

        On May 20, 2011, with amendments on December 21, 2012, the EPA's Industrial and Commercial Boiler regulations became effective, which provide for hazardous air pollutant-related emission limits and monitoring requirements. The compliance deadline for this rule is March 21, 2014. Engineering evaluations have been completed and confirm the significant impact on our Neil Simpson I, Osage and Ben French facilities. These units will be retired on or before the March 21, 2014 compliance deadline.

        On December 16, 2011, with updates on December 21, 2012, the EPA signed the National Emission Standards for Hazardous Air Pollutants from Coal and Oil Fired Electric Utility Steam Generating Units (MATS), which became effective on April 16, 2012. Affected units have three years from the rule effective date to be in compliance, with a pathway defined to apply for a one year extension due to certain circumstances. It is expected that all of our plants will be in compliance by the initial 2015 deadline, with the primary impacts to Neil Simpson II, Wygen I, Wygen II, Wygen III and the Wyodak Plant with the need to install mercury sorbent injection systems and the need to meet additional monitoring and testing.

        The GHG Tailoring Rule, implementing regulations of GHG for permitting purposes, became effective in June 2010. This rule will impact us in the event of a major modification at an existing facility or in the event of a new major source as defined by EPA regulations. Existing permitted facilities will see monitoring reporting requirements incorporated into their operating permits upon renewal. New projects or major modifications to existing projects will result in a Best Available Control Technology review that could result in more stringent emissions control practices and technologies. The EPA's GHG New Source Performance Standard for new steam electric generating units was re-proposed in September 2013 and as proposed, effectively prohibits new coal fired units until carbon capture and sequestration becomes technically and economically feasible. The re-proposed standard now applies to simple cycle combustion turbines that are greater than 25 megawatts and that sell more than one-third of their annual capacity. Because simple cycle turbines cannot meet the re-proposed standard, the rule if finalized as proposed will effectively restrict operations of these units to one-third of their capacity. In June 2014, we expect to see a proposed rule from the EPA to regulate GHG emissions from existing steam electric generating units. This rule could have a significant impact on our coal generating facilities.

        In 2010, the State of Colorado enacted House Bill 1365, the Colorado Clean Air, Clean Jobs Act, a coordinated utility plan to reduce air emissions from coal fired power plants and promoting the use of natural gas and other lower emitting resources. This act has a significant impact on our W.N. Clark facility and in October 2010, our Colorado Electric subsidiary filed testimony with the Colorado Public Utilities Commission ("CPUC") that recommended retirement of the W.N. Clark facility to comply with House Bill 1365. In December 2010, the CPUC issued an order approving the closure of the W.N. Clark generation facility by December 31, 2013, and granted a presumption of need for replacement of the plant. Colorado Electric has filed a resource plan and two Certificates of Public Convenience and Necessity, seeking to develop and own an LM6000 gas turbine as the replacement capacity for the retirement of the W.N. Clark facility, as well as to retire its existing steam turbines, Pueblo 5 and 6. At a hearing scheduled for November 13-14, 2013, the CPUC is expected to consider the resource needs for Colorado Electric over the next seven years, determine the ownership and costs of the LM6000 turbine, establish the level of need for additional capacity resulting in a competitive solicitation, and evaluate the need for renewable energy resources. On November 7, 2013, Colorado Electric filed a settlement agreement with the CPUC that, among other things, would allow Colorado Electric to develop and own the LM6000 turbine. Most parties in the proceeding joined the settlement agreement including the staff of the CPUC and the Colorado Office of Consumer Counsel, but certain parties did not. The CPUC is expected to consider the settlement during the November 13-14 hearing.

        Due to uncertainty as to the final outcome of federal climate change legislation, or regulatory changes under the Clean Air Act, we cannot definitively estimate the effect of GHG legislation or regulation on our results of operations, cash flows or financial position. The impact of GHG legislation or regulation on our company will depend upon many factors, including but not limited to the timing of implementation, the GHG sources that are regulated, the overall GHG emissions cap level, and the availability of technologies to control or reduce GHG emissions. If a "cap and trade" structure is implemented, the impact will depend on the degree to which offsets are allowed, the allocation of emission allowances to specific sources, and the effect of carbon regulation on natural gas and coal prices.

        New or more stringent regulations or other energy efficiency requirements could require us to incur significant additional costs relating to, among other things, the installation of additional emission control equipment, the acceleration of capital expenditures, the purchase of additional emissions allowances or offsets, the acquisition or development of additional energy supply from renewable resources, and the closure of certain generating facilities. To the extent our regulated fossil-fuel generating plants are included in rate base; we will attempt to recover costs associated with complying with emission standards or other requirements. We will also attempt to recover the emission compliance costs of our non-regulated fossil-fuel generating plants from utility and other purchasers of the power generated by those non-regulated power plants. Any unrecovered costs could have a material impact on our results of operations and financial condition. In addition, future changes in environmental regulations governing air emissions could render some of our power generating units more expensive or uneconomical to operate and maintain.

The failure to achieve or maintain compliance with existing or future governmental laws, regulations or requirements could adversely affect our results of operations, financial position or liquidity. Additionally, the potentially high cost of complying with such requirements or addressing environmental liabilities could also adversely affect our results of operations, financial position or liquidity.

        Our business is subject to extensive energy, environmental and other laws and regulations of federal, state, tribal and local authorities. We generally must obtain and comply with a variety of regulations, licenses, permits and other approvals in order to operate, which can require significant capital expenditure and operating costs. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of penalties, liens or fines, claims for property damage or personal injury, or environmental clean-up costs. In addition, existing regulations may be revised or reinterpreted, and new laws and regulations may be adopted or become applicable to us or our facilities, which could require additional unexpected expenditures or cause us to reevaluate the feasibility of continued operations at certain sites, and have a detrimental effect on our business.

        In connection with certain acquisitions, we assumed liabilities associated with the environmental condition of certain properties, regardless of when such liabilities arose, whether known or unknown, and in some cases agreed to indemnify the former owners of those properties for environmental liabilities. Future steps to bring our facilities into compliance or to address contamination from legacy operations, if necessary, could be expensive and could adversely affect our results of operation and financial condition. We expect our environmental compliance expenditures to be substantial in the future due to the continuing trends toward stricter standards, greater regulation, more extensive permitting requirements and an increase in the number of assets we operate.

The characteristics of coal may make it difficult for coal users to comply with various environmental standards related to coal combustion or utilization and the use of alternative energy sources for power generation as mandated by states could reduce coal consumption. As a result, coal users may switch to other fuels, which could affect the volume of our sales and the price of our products.

        Coal contains impurities, including but not limited to sulfur, mercury, chlorine, carbon and other elements or compounds, many of which are released into the air when coal is burned. More stringent environmental regulations of emissions from coal-fueled power plants could increase the costs of using coal, thereby reducing demand for coal as a fuel source and the volume and price of our coal sales. Recent and potential future changes to regulations could make coal a less attractive fuel alternative in the planning and building of power plants in the future.

        Proposed reductions in emissions of mercury, sulfur dioxides, nitrogen oxides, particulate matter, or GHG may require the installation of costly emission control technology or the implementation of other measures. For example, in order to meet the federal Clean Air Act limits for sulfur dioxide emission from power plants, coal users may need to install scrubbers, use sulfur dioxide emission allowances (some of which they may purchase), blend high-sulfur coal with low-sulfur coal or switch to other fuels. Reductions in mercury emission required by certain states and the EPA will likely require some power plants to install new equipment, at substantial cost, or discourage the use of certain coals containing higher levels of mercury. Existing or proposed legislation focusing on emissions enacted by the United States or individual states could make coal a less attractive fuel alternative for our customers and could impose a tax or fee on the producer of the coal. If our customers decrease the volume of coal they purchase from us or switch to alternative fuels as a result of existing or future environmental regulations aimed at reducing emissions, our operations and financial results could be adversely impacted.

 Risks Related to the Notes

The notes are structurally subordinated to the indebtedness of our subsidiaries.

        The notes are issued by Black Hills Corporation and are structurally subordinated to the existing and future claims of creditors of our subsidiaries. Holders of the notes are not creditors of our subsidiaries. The claims of holders of the notes to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries' creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the notes. Our subsidiaries' creditors may include:

  •
  general creditors;

  •
  trade creditors;

  •
  debt holders;

  •
  preferred stockholders; and

  •
  taxing authorities.

        As of September 30, 2013, our subsidiaries had approximately $2.5 billion of total liabilities outstanding (excluding intercompany indebtedness). Such outstanding liabilities included approximately $230 million of trade debt arising in the ordinary course of business and approximately $486.8 million of secured indebtedness.

Holders of the notes will be effectively subordinated to all of our secured indebtedness and obligations outstanding from time to time.

        Our secured indebtedness and obligations that may be outstanding from time to time would effectively be senior to the notes to the extent of the value of the collateral securing that indebtedness and those obligations. Although the indenture under which the notes are issued does not limit our ability to incur additional indebtedness, it does limit, but does not prohibit, us from issuing indebtedness secured by the capital stock or ownership interests of our subsidiaries without equally and ratably securing the notes. The amount of secured indebtedness we may incur may be substantial. To the extent the value of the collateral securing our secured indebtedness is not sufficient to satisfy such indebtedness or obligations, the holders of such indebtedness or obligations would be entitled to share with the holders of the notes and the holders of other claims against us with respect to our other assets. While as of September 30, 2013, Black Hills Corporation had no secured indebtedness outstanding, our subsidiaries had approximately $486.8 million of secured indebtedness outstanding as of that date. The secured indebtedness of our subsidiaries is comprised primarily of $365 million first mortgage bonds issued by our utility subsidiaries and $89.7 million project debt financing by Black Hills Wyoming, LLC, which is secured by our Wygen I and Gillette CT plants and the limited liability company interests in Black Hills Wyoming, LLC.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

        Upon the occurrence of a "Change of Control Triggering Event" (as defined in "Description of the Notes—Change of Control Triggering Event"), each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. We cannot assure you that, if we experience a change of control triggering event, we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Change of Control Triggering Event."

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely affect your investment in the notes.

        Although the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. As described under "Description of the Notes—Change of Control Triggering Event," upon the occurrence of a "change of control triggering event," holders are entitled to require us to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. However, the definition of the term "change of control triggering event" is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) and other events that could negatively affect the value of the notes.

The notes do not contain any limitations on the amount of debt and other obligations that we may incur that rank pari passu to the notes.

        Neither the indenture nor the notes contain any limitations on the amount of debt or other obligations that we may incur that rank pari passu to the notes. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or insurer.

The lack of an active trading market for the notes may adversely affect the liquidity and price of the notes.

        There is no existing trading market for the notes, and we cannot give you any assurances regarding the future development of a market for the notes, the ability of holders of the notes to sell the notes or the price at which such holders may be able to sell the notes. If such a market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our financial condition and results of operations and the market for similar notes. We have been informed that one or more of the underwriters intends to make a market in the notes. However, the underwriters may, in their sole discretion, cease their market-making activities at any time. Therefore, we cannot give you any assurances as to the liquidity of any active trading market for the notes or that an active public market for such securities will develop. If an active market does not develop, the market price and liquidity of the notes may be adversely affected. In addition, we do not intend to apply (and are not obligated to apply) for listing or quotation of the notes on any securities exchange or market. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

USE OF PROCEEDS

        We expect that the net proceeds from the sale of the notes will be approximately $            million, after deducting any discounts to the underwriters and estimated expenses of this offering that we will pay. We will use the net proceeds from this offering to redeem, repay or otherwise retire at par our outstanding $250 million principal amount 9% senior unsecured notes due 2014 and for general corporate purposes, which may include the repayment of other indebtedness.

CAPITALIZATION

        The table below shows our consolidated cash position and capitalization as of September 30, 2013:

  •
  on a historical basis; and

  •
  on an as-adjusted basis to reflect the sale of the notes offered by this prospectus supplement and the accompanying prospectus and the application of the anticipated net proceeds to redeem, repay or otherwise retire at par our outstanding $250 million principal amount 9% senior unsecured notes due 2014 and for general corporate purposes, which may include the repayment of other indebtedness, as described under "Use of Proceeds."

        You should read this table in conjunction with our consolidated financial statements and related notes that are incorporated by reference in this prospectus supplement.

	As of September 30, 2013
(in thousands)	Actual	As adjusted
	(unaudited)
Cash and cash equivalents	$13,637	$

Short-term notes payable(1)	$138,300		$138,300
Long-term debt, including current maturities:
% senior unsecured notes due 20	$—	$
9% senior unsecured notes due 2014	250,000		—
5.875% senior unsecured notes due 2020	200,000		200,000
Term loan due 2015	275,000		275,000
7.23% First Mortgage Bonds due 2032	75,000		75,000
6.125% First Mortgage Bonds due 2039, net of unamortized discount	179,892		179,892
5.35% Pollution control revenue bonds due 2024	12,200		12,200
6.67% First Mortgage Bonds due 2037	110,000		110,000
Industrial development revenue bonds due 2021 and 2027	17,000		17,000
Black Hills Wyoming project financing due 2016	89,726		89,726
Other long-term debt	2,855		2,855

Total long-term debt	1,211,673
Total shareholders' equity	1,290,949

Total capitalization	$2,640,922	$

(1)
Consists of borrowings under our revolving credit facility expiring 2017.

DESCRIPTION OF THE NOTES

        We will issue the notes under an indenture dated as of May 21, 2003, between us and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee, as supplemented by that certain supplemental indenture dated as of May 21, 2003, as further supplemented by that certain supplemental indenture dated as of May 14, 2009, as further supplemented by that certain supplemental indenture dated as of July 16, 2010 and as further supplemented by that certain supplemental indenture to be dated as of November     , 2013. When we refer to the indenture in this prospectus supplement, we are referring to the indenture as supplemented by such supplemental indentures. The following summarizes some of the material provisions of the notes. The notes are a series of senior debt securities described in the accompanying prospectus. The following description supplements, and, to the extent it is inconsistent with, supersedes, the statements under "Description of Senior Debt Securities" in the accompanying prospectus. We refer you to the accompanying prospectus for a description of the senior debt securities and to the indenture. The following summary does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the indenture. As used in this description, the words "we," "us," "our," "Company" and "Black Hills Corporation" do not include any current or future subsidiary of Black Hills Corporation.

General

        The notes will be initially limited to $            aggregate principal amount. The notes will be issued only in fully-registered form in denominations of $2,000 and integral multiples of $1,000, and will bear interest from and including                        , 2013, to but excluding the date of maturity, at the annual rate set forth on the cover page of this prospectus supplement. The notes will mature on                        , 20    . We will pay interest twice a year on                        and                         of each year, beginning                        , 2014, to the persons in whose names the notes (or any predecessor notes) are registered in the security register at the close of business on the applicable regular record date, which is the                        or                         next preceding such interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. We will have the ability without the consent of holders of the notes to reopen the series of notes and issue additional notes of the same series, in which case, the newly issued notes will be consolidated with, and form a single series with, the previously outstanding notes. The notes do not provide for any sinking fund.

Redemption

        At any time before                        , we may redeem all or part of the notes, from time to time at our option, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest (if any) to the redemption date and (2) the sum, as determined by the Quotation Agent, of the present values of the principal amount of the notes to be redeemed, together with remaining scheduled payments of interest (exclusive of accrued and unpaid interest (if any) to the redemption date) from the redemption date to the maturity date of the notes, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus            basis points, plus accrued and unpaid interest (if any) on the principal amount of the notes being redeemed to the redemption date.

        At any time on or after                        , we will have the right to redeem the notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the notes being redeemed to the redemption date.

        For purposes of this discussion of the redemption of the notes at the option of the Company, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means with respect to any redemption date for the notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if fewer than four such Reference Treasury Dealer Quotations are obtained, the average of all such Reference Treasury Dealer Quotations.

        "Quotation Agent" means one of the Reference Treasury Dealers selected by us.

        "Reference Treasury Dealer" means each of (i) Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC or their respective affiliates which are primary U.S. Government securities dealers in the United States (a "Primary Treasury Dealer"), (ii) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and (iii) two other financial institutions appointed by us at the time of any redemption, and in each case their respective successors; provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        If we elect to redeem all or any part of the notes, we will mail a notice of redemption by first-class mail to each holder of the notes (with a copy to the trustee) at least 30 days before the redemption date. However, we will not know the exact redemption price until three business days before the redemption date. Therefore, the notice of redemption will only describe how the redemption price will be calculated. On the redemption date, if we have paid the full redemption price to the trustee, notes called for redemption will cease to bear interest and the holders of such notes will only have a right to receive payment of the redemption price.

        We are entitled at any time and from time to time to purchase notes in the open market or otherwise.

Change of Control Triggering Event

        If a Change of Control Triggering Event occurs, holders of the notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest (if any) on the notes repurchased, to the date of repurchase (the "Change of Control

Payment"), subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date.

        Within 30 days following any Change of Control Triggering Event (unless we have previously mailed a redemption notice with respect to all outstanding notes as described above) or, at our option, prior to any Change of Control Triggering Event but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control, we will mail a notice by first-class mail to each holder of the notes (with a copy to the trustee), which notice will:

  (1)
  describe the circumstances and relevant facts regarding the Change of Control Triggering Event (including, to the extent available, information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to the Change of Control);

  (2)
  offer to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days following the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice, which offer will constitute the Change of Control Offer; and

  (3)
  if mailed prior to the date on which the Change of Control Triggering Event occurs, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

        On the Change of Control Payment Date, we will be required, to the extent lawful, to:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

        We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party purchases all notes properly tendered and not withdrawn under its offer.

        We will be required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will be required to comply with the applicable securities laws and regulations. We will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        For purposes of this discussion of a repurchase of the notes following a Change of Control Triggering Event:

        "Change of Control" means the occurrence of any of the following:

  (1)
  the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of shares representing more than 50% of the voting power of the then outstanding Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed;

  (2)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any person other than the Company or one of the Subsidiaries;

  (3)
  the merger or consolidation of the Company with or into any person or the merger or consolidation of any person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding shares of the Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction in which the shares of Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, shares representing more than 50% of the voting power of the Voting Stock of the resulting or surviving person or any direct or indirect parent company of the resulting or surviving person immediately after giving effect to such transaction;

  (4)
  the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or

  (5)
  the adoption of a plan providing for the liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company's Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of shares representing more than 50% of the voting power of the Voting Stock of such holding company. The term "person," as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

        "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (1) was a member of such board of directors on the date of issuance of the notes or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election (either by a specific vote or by approval of the Company's proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

        "Fitch" means Fitch Ratings, Inc., and its successors.

        "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody's or S&P, as the case may be.

        "Rating Event" means the rating of the notes is lowered by at least two of the three Rating Agencies and the notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the intention of the Company to effect a Change of Control and ending 60 days following the consummation of such Change of Control.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Subsidiary" means a corporation, limited partnership, limited liability company or trust in which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

        "Voting Stock" means, with respect to any specified "person" (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest that ordinarily (without regard to the occurrence of any contingency) has voting power for the election of directors, managers or trustees of such person, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

        The Change of Control Triggering Event repurchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event repurchase feature is a result of negotiations between the Company and the underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject only to the restrictions contained in the covenant described under the heading "—Restrictive Covenants-Limitation on Liens" (which restrictions may be waived or modified with the written consent of the holders of a majority in principal amount of the notes then outstanding), we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

        The credit agreement relating to our Corporate Credit Facility provides that the occurrence of certain events that would constitute a Change of Control constitute a default thereunder. In addition, the occurrence of certain events that would constitute a Change of Control would require us to offer to repurchase the $200.0 million of outstanding 5.875% notes due 2020. Moreover, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. The exercise by the holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of "all or substantially all" of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

        The provisions of the indenture relating to our obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes then outstanding.

Restrictive Covenants

        We have agreed to one principal restriction on our activities for the benefit of holders of the notes: the limitation on the creation of liens described below. Other than this limitation on liens, the indenture does not contain any covenants or other provisions designed to protect holders of the notes in the event we participate in a highly leveraged transaction.

  Limitation on Liens

        The indenture provides that neither the Company nor any Subsidiary, as defined below, will mortgage, pledge, grant a security interest in or hypothecate, or permit any mortgage, pledge, security interest, lien or other encumbrance upon, any capital stock of any Subsidiary now or hereafter owned directly or indirectly by the Company or any Subsidiary, to secure any Indebtedness, as defined below, without also securing the notes, and all other Indebtedness entitled to be so secured, equally and ratably with the Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.

        This restriction does not apply to, or prevent the creation of:

  (1)
  any mortgage, pledge, security interest, lien or encumbrance existing at the date of issuance of the notes;

  (2)
  any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time such capital stock is acquired by the Company or any Subsidiary or within one year after that time to secure all or a portion of the purchase price for such capital stock;

  (3)
  any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing at the time such capital stock is acquired by the Company or any Subsidiary, whether or not the secured obligations are assumed by the Company or such Subsidiary, other than any mortgage, pledge, security interest, lien or encumbrance created in connection with or in anticipation of such acquisition not for the purpose of securing the purchase price for such capital stock;

  (4)
  any mortgage, pledge, security interest, lien or encumbrance upon any capital stock to secure or provide for the acquisition, construction, improvement, expansion or development of property by the Company or any Subsidiary; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of the related financing;

  (5)
  any mortgage, pledge, security interest, lien or encumbrance upon any limited liability company interest of Black Hills Wyoming, LLC (or any of its direct or indirect Subsidiaries), or any other Subsidiary or group of Subsidiaries formed to refinance the project now known as the "Wygen I" project; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of such refinancing;

  (6)
  so long as no additional property of the Company or any Subsidiary is encumbered or made subject to a mortgage, pledge, security interest, lien or other encumbrance, any mortgage, pledge, security interest, lien or encumbrance granted in connection with (a) extending, renewing, replacing or refinancing in whole or in part the Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in the foregoing clauses (1) through (4) or (b) any transaction or series of related transactions involving separate projects pursuant to which any of the mortgages, pledges, security interests, liens or encumbrances described in the foregoing clauses (1) through (4) are combined or aggregated; provided, that, for purposes of this subclause (b), all of the Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances immediately prior to such transaction or series of related transactions is repaid in connection therewith; provided further, that, for purposes of this subclause (b), the aggregate amount of Indebtedness secured by such combined or aggregated mortgages, pledges, security interests, liens or other encumbrances does not exceed the sum of (x) the aggregate amount of extended, renewed, replaced or refinanced Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances outstanding immediately prior to such transaction or series of related transactions and (y) 5% of Consolidated Capitalization, less the total amount of all Indebtedness then outstanding that has been incurred and secured pursuant to this subclause (y) in any prior, separate transactions or series of related transactions;

  (7)
  any mortgage, pledge, security interest, lien or encumbrance upon any capital stock now or hereafter owned by the Company or any Subsidiary to secure any Indebtedness, which would otherwise be subject to the foregoing restriction and not otherwise permitted under any of the foregoing clauses (1) through (5), in an aggregate principal amount which, together with the amount of all other such Indebtedness then outstanding that has been incurred and secured under this clause (6), does not at the time of the creation of such mortgage, pledge, security interest, lien or encumbrance exceed 5% of Consolidated Capitalization; or

  (8)
  any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either:

  (a)
  the execution or enforcement of the lien is effectively stayed within 60 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 60-day period) and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

  (b)
  the payment of each lien is covered in full by insurance provided by a third party and the insurance company has not denied or contested coverage thereof; or

  (c)
  each lien is adequately bonded within 60 days of the creation of such lien.

        For purposes of the restriction described above:

        "Indebtedness" means:

  (1)
  all indebtedness, whether or not represented by bonds, debentures, notes or other securities, incurred, created or assumed by the Company or any Subsidiary for the repayment of money borrowed;

  (2)
  all indebtedness for money borrowed secured by a lien upon property owned by the Company or any Subsidiary, regardless of whether the Company or such Subsidiary has assumed or otherwise become liable for the payment of the indebtedness for money borrowed; and

  (3)
  all indebtedness of others for money borrowed that is guaranteed as to payment of principal or interest by the Company or any Subsidiary or in effect guaranteed by the Company or any Subsidiary through a contingent agreement to purchase such indebtedness or through any "keep-well" or similar agreement to be directly or indirectly liable for the repayment of such indebtedness.

        "Subsidiary" has the meaning given to such term under the heading "—Change of Control Triggering Event."

        "Consolidated Capitalization" means the sum of:

  (1)
  Consolidated Shareholders' Equity;

  (2)
  Consolidated Indebtedness, which is total indebtedness as shown on the consolidated balance sheet of the Company and the Consolidated Subsidiaries, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

  (3)
  any preference or preferred stock of the Company or any Consolidated Subsidiary that is subject to mandatory redemption or sinking fund provisions.

        "Consolidated Shareholders' Equity" means the total Assets of the Company and the Consolidated Subsidiaries less all liabilities of the Company and the Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including:

  (1)
  indebtedness secured by property of the Company or any of the Consolidated Subsidiaries whether or not the Company or the Consolidated Subsidiary is liable for the payment of the indebtedness unless, in the case that the Company or the Consolidated Subsidiary is not so liable, the property has not been included among the Assets of the Company or the Consolidated Subsidiary on the balance sheet;

  (2)
  deferred liabilities; and

  (3)
  indebtedness of the Company or any of the Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary.

        As used in this definition, "liabilities" includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

        "Consolidated Subsidiary" means, at any date, any Subsidiary the financial statements of which under generally accepted accounting principles in the United States would be consolidated with those of the Company in its consolidated financial statements as of that date.

        The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables.

        As of September 30, 2013, the Consolidated Capitalization of the Company was approximately $2.6 billion.

Events of Default

        The following will be events of default for the notes:

  (a)
  default in the payment of principal when due;

  (b)
  default in the payment of interest when due and continuance of such default for 30 days;

  (c)
  default in the performance, or breach, of any of our other covenants or warranties in the indenture and continuance of such default or breach for 60 days after written notice (without giving effect to any applicable grace period with respect to such covenant or warranty); and

  (d)
  certain events of bankruptcy, insolvency or reorganization relating to us.

        If an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes, plus all accrued and unpaid interest, to be immediately due and payable. However, in the event of a default described under clause (d) above, the principal of the notes, plus all accrued and unpaid interest, shall automatically become and be immediately due and payable.

Ranking of Notes

        The notes will be our unsecured and unsubordinated obligations. The notes will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. See "Risk Factors—Risks Related to the Notes—Holders of the notes will be effectively subordinated to all of our and our subsidiaries' secured indebtedness and obligations", "—The notes are structurally subordinated to the indebtedness of our subsidiaries" and "—The notes do not contain any limitations on the amount of debt and other obligations that we may incur that rank pari passu to the notes." See also "Risk Factors—Risks Related to Our Business—We rely on cash distributions from our subsidiaries to make and maintain dividends and debt payments. Our subsidiaries may not be able or permitted to make dividend payments or loan funds to us."

Information Concerning the Trustee

        Wells Fargo Bank, National Association ("Wells Fargo Bank"), is the trustee under the indenture. Wells Fargo Bank also will be the initial paying agent and registrar for the notes and its place of payment will be Wells Fargo Bank, Corporate Trust Operations, 608 Second Avenue South, N9303-121, Minneapolis, Minnesota 55479. The trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with us and our affiliates in the ordinary course of their and our respective businesses, subject to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The provisions of the Trust Indenture Act incorporated by reference in the indenture provide that, except during the continuance of an event of default under the indenture, the trustee will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become a creditor of the Company under certain circumstances, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions. However, if the trustee acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

        The trustee may resign or be removed and a successor trustee may be appointed.

Book Entry Form

        The notes will be issued in the form of a single, fully registered global note without coupons that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), as depositary, and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to any purchaser of notes. Instead, ownership of beneficial interests in the notes will be shown on, and transfers of interest in the notes will only be made through, records maintained by DTC and its participants. Unless it is exchanged for certificated notes as described below, the global note may not be transferred, except that DTC, its nominees and their successors may transfer the global note as a whole to one another.

        So long as DTC or its nominee is the registered owner of the global note, we will consider DTC or its nominee, as the case may be, the sole owner of the notes represented by the global note for all purposes under the indenture. Except as described below, as an owner of a beneficial interest in notes you will not be entitled to have any individual notes registered in your name, you will not receive or be entitled to receive physical delivery of any notes in certificated form and you will not be considered the owner of notes for any purpose under the indenture.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited by its participants and facilitates the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in the accounts of the participants. This eliminates the need for physical exchange of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC's book-entry system also is available to other entities, such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a custodial relationship with, a DTC participant. These are known as "indirect participants." DTC is owned by a number of its participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc. The rules of DTC are on file with the SEC.

        Purchases of notes must be made by or through DTC participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of a note, who is known as the beneficial owner, will in turn be recorded on the records of direct and indirect DTC participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but we expect that beneficial owners will receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participant or indirect participant through which they purchased the notes. Transfers of ownership interests in the notes will be accomplished by entries made on the books of participants acting directly or indirectly on behalf of beneficial owners.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records relating to beneficial ownership of interests in the global note.

        We will pay principal and interest on the notes to DTC or its nominee, as the case may be, as the registered owner of the related global note. We will make these payments to DTC or its nominee in immediately available funds. Neither we nor the trustee will have any responsibility or liability for the payment of principal and interest on the notes to beneficial owners. However, we understand that it is currently the policy of DTC to credit these payments to participants' accounts on the relevant payment date in accordance with the participants' holdings as shown on DTC's records. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC. DTC will have no knowledge of the actual beneficial owners of the notes. DTC's records will reflect only the identity of the participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

        Similarly, we and the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC. If the beneficial owner is not a participant in DTC, then it must rely on the procedures of the participant through which that person owns its interest. DTC will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions DTC takes at the direction of other participants and beneficial owners.

        The giving of notices and other communications by DTC to its participants, by the participants to indirect participants, and by indirect participants to beneficial owners is governed by arrangements made among them, which may be subject to statutory or regulatory requirements.

        The foregoing description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. Neither we nor the trustee take any responsibility or liability for these operations and procedures. We urge investors to contact DTC or its participants directly to discuss these matters.

Exchange of Global Securities

        The global note will be exchangeable for notes in certificated form only if:

  •
  DTC is unwilling or unable to continue as depositary or it ceases to be a "clearing agency" registered under applicable law; or

  •
  An event of default with respect to the notes has occurred and is continuing.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

General

        The following discussion summarizes the material U.S. Federal income and certain estate tax consequences of the purchase, ownership and disposition of the notes by an initial holder of the notes who purchases the notes for cash at the original offering price, who holds the notes as capital assets and who does not have a special tax status. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. Federal tax consequences of purchasing, owning or disposing of the notes.

        In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors (such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities including brokers or traders electing mark-to-market treatment, persons who hold the notes through partnerships or other pass-through entities, regulated investment companies, persons subject to the alternative minimum tax, United States persons (as defined in the Code) whose functional currency is not the U.S. dollar, U.S. expatriates or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction.

        If a partnership (including an entity treated as a partnership for U.S. Federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your tax advisor.

        YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS.

Consequences to U.S. Holders

        You are a U.S. holder for purposes of this discussion if you are a beneficial owner of notes and you are:

  •
  An individual U.S. citizen or resident alien;

  •
  A corporation, or other entity taxable as a corporation for U.S. Federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  An estate whose income is subject to U.S. Federal income taxation; or

  •
  A trust that either is subject to the supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions or has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

  Interest on the Notes

        Stated interest on a note will be includible in your gross income as ordinary interest income in accordance with your usual method of accounting for U.S. Federal income tax purposes. We do not intend to treat the possibility of the payment of additional amounts described in "Description of the Notes—Redemption," as (a) affecting the determination of the yield to maturity of the notes, or (b) giving rise to original issue discount or recognition of ordinary income on the sale, exchange or redemption of the notes. As a result, any additional amounts received should be treated as ordinary income at the time such amounts accrue or are received in accordance with your method of accounting. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusions by a U.S. holder may be affected.

  Sale, Exchange, Redemption or Other Disposition of the Notes

        Upon the disposition of a note by sale, exchange, redemption or other disposition, you generally will recognize capital gain or loss equal to the difference between (a) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be treated as ordinary interest income as described above) and (b) your adjusted Federal income tax basis in the note. Your adjusted Federal income tax basis in a note generally will equal the cost of the note to you, reduced by any previous payments of principal. Any capital gain or loss will be long-term capital gain or loss if you have held the note for longer than one year. You should consult your tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain noncorporate taxpayers) and losses (the deductibility of which is subject to certain limitations).

  Medicare Tax

        For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income will generally include its interest income and net gain from the disposition of the notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the notes.

Consequences to Non-U.S. Holders

        The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of notes. The term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations." Such entities should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

  Payments of Interest

        The U.S. federal withholding tax of 30% will not apply to any payment of interest on a note to a non-U.S. holder provided that:

  •
  Such payments are not effectively connected with your conduct of a U.S. trade or business;

  •
  You do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code;

  •
  You are not a controlled foreign corporation that is related to us through actual or constructive stock ownership;

  •
  You are not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in Section 881(c)(3)(A) of the Code; and

  •
  (a) You provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or a successor form)) or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it or a financial institution between it and you, has received from you, a statement, under the penalties of perjury, that you are not a U.S. person, and, in certain circumstances, provides a copy of the statement or (c) you hold notes through certain foreign intermediaries or certain foreign partnerships that satisfy the requirements of applicable Treasury regulations.

        If a you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless it provides the applicable withholding agent with a properly executed (a) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. Alternative documentation may be applicable in certain circumstances.

        If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, the holder maintains a U.S. permanent establishment to which such interest is attributable), you will be required to pay U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax provided the certification requirement described above is met) in the same manner as if you were a U.S. holder, except as otherwise provided by applicable income tax treaty. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

        Sale, Exchange or Other Taxable Disposition of Note.    Any gain realized upon the sale, exchange, redemption or other disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as interest and may be subject to the rules described above under "Payments of Interest") generally will not be subject to U.S. federal income tax unless:

  •
  That gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, you maintain a U.S. permanent establishment to which such gain is attributable); or

  •
  You are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

        Gain described in the first bullet point above will be subject to U.S. federal income tax on a net basis generally in the same manner as if you were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty) on the gain, which gain may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States.

  U.S. Federal Estate Tax

        Your estate generally will not be subject to U.S. Federal estate tax on notes beneficially owned by you at the time of your death, provided that (a) interest on the notes is exempt from U.S. Federal withholding tax under the exemption (without regard to the certification requirement) described in the first paragraph of "—Consequences to Non-U.S. Holders—Payments of Interest," above and (b) interest on such notes would not have been, if received at the time of your death, effectively connected with the active conduct by you of a trade or business in the United States.

Additional Withholding

        Legislation was enacted in 2010, contained in Sections 1471 through 1474 of the Code, that will impose a 30% withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the U.S. Department of the Treasury ("Treasury") to, among other things, collect and provide to it substantial information regarding such institution's United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% withholding tax on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. "Withholdable payments" include payments of interest with respect to notes from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest from sources within the United States, unless the payments of interest or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. As enacted, these withholding and reporting obligations generally apply to payments made with respect to the notes. Under final Treasury regulations effective January 28, 2013 and other administrative guidance, these withholding and reporting requirements with respect to interest will be delayed until July 1, 2014, and withholding on gross proceeds will be delayed until January 1, 2017. Further, withholding will not apply to notes outstanding on July 1, 2014, unless such notes undergo a significant modification after that date. You are urged to consult your own tax advisors regarding the application of the legislation and regulations to the notes.

Backup Withholding and Information Reporting

  U.S. Holders

        Information reporting will apply to payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the notes with respect to certain noncorporate U.S. holders, and backup withholding, currently at a rate of 28%, may apply unless the recipient of such payment provides the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. holder's U.S. Federal income tax liability, provided the required information is timely provided to the IRS.

  Non-U.S. Holders

        We will, where required, report to you and the IRS the amount of any interest payments made by us on the notes and amounts withheld from such payments, if any. Backup withholding and certain information reporting will not apply to payments of principal and interest on the notes if you certify as to your non-U.S. holder status on an IRS Form W-8BEN (or successor form) under penalties of perjury or you otherwise qualify for an exemption (provided that neither we nor our agent know or have reason to know that you are a United States person or that the conditions of any other exemptions are not in fact satisfied).

        The payment of the proceeds of the disposition of notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or you otherwise qualify for an exemption. The proceeds of a disposition effected outside the United States by a non-U.S. holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if such broker is a United States person (or a foreign branch or office of a United States person), a controlled foreign corporation, a foreign person 50% or more of whose gross income from all sources for a specified three-year period is effectively connected with an active trade or business in the United States, or a foreign partnership that is engaged in the active conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless such broker has documentary evidence in its files of the holder's non-U.S. status and has no actual knowledge or reason to know to the contrary or unless the holder otherwise qualifies for an exemption. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. Federal income tax liability, if any, provided the required information or appropriate claim for refund is provided to the IRS.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated November     , 2013, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. are acting as representatives, the following respective principal amounts of the notes:

Underwriters	Principal Amount
Credit Suisse Securities (USA) LLC	$
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.

Total	$

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        All sales of the notes in the United States will be made through U.S. registered broker/dealers.

        The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of        % of the principal amount per note. The underwriters and selling group members may allow a discount of            % of the principal amount per note on sales to other broker/dealers. After the initial public offering, the underwriters may change the public offering price and discount to broker/dealers.

        We estimate that our out-of-pocket expenses for this offering will be approximately $                .

        We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

        Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

        Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase notes in the offering.

        Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. These transactions may be effected in the over-the-counter market or otherwise. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Conflicts of Interest

        Certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking and investment banking services for us and our affiliates in the ordinary course of business, for which they received or will receive customary fees.

European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time,

  (a)
  to any legal entity that is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression of an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        The sellers of the securities have not authorized and do not authorize the making of any offer of the securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

Notice to Investors in the United Kingdom

        Each of the underwriters severally represents, warrants and agrees as follows:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

 NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

        By purchasing the notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  The purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws,

  •
  Where required by law, that the purchaser is purchasing as principal and not as agent, the purchaser has reviewed the text above under Resale Restrictions, and

  •
  The purchaser acknowledges and consents to the provision of specified information concerning its purchase of the notes to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, certain purchasers who purchase a security offered by this offering circular during the period of distribution will have a statutory right of action for damages or, while still the owner of the notes, for rescission against us in the event that this offering circular contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of the notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

LEGAL OPINIONS

        The validity of the notes offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Steven J. Helmers, Senior Vice President, General Counsel and Chief Compliance Officer of Black Hills Corporation, with respect to matters governed by South Dakota law, and by Faegre Baker Daniels LLP, Denver, Colorado, with respect to matters governed by New York law. Certain other legal matters will be passed upon for us by Faegre Baker Daniels LLP, Denver, Colorado. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York. Mr. Helmers owns, directly or indirectly, 50,346 shares of our common stock.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Black Hills Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2012, 2011 and 2010, included in our Annual Report on Form 10-K filed on February 25, 2013 and our Annual Report on Form 10-K/A filed on August 30, 2013, and incorporated by reference in this prospectus supplement, from the reserve report of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, given on the authority of Cawley, Gillespie & Associates, Inc., as experts in such matters.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information included directly in this prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offering made under this prospectus supplement and the accompanying prospectus:

  •
  Our Annual Report on Form 10-K filed on February 25, 2013 and our Annual Report on Form 10-K/A filed on August 30, 2013, in each case for the fiscal year ended December 31, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013; and

  •
  Our Current Reports on Form 8-K filed on April 26, 2013 and June 24, 2013.

        These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus supplement and accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:

Black Hills Corporation
625 Ninth Street
Rapid City, South Dakota 57701
Attention: Investor Relations
(605) 721-1700

PROSPECTUS

BLACK HILLS CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Units

        We may from time to time offer to sell senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "BKH."

        There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 20, 2011.

        You should rely only on the information contained in this prospectus or any prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement may only be accurate on the date of those documents.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." Unless the context otherwise requires, references in this prospectus to "Black Hills," the "Company," "we," "us" and "our" refer to Black Hills Corporation and all of its subsidiaries collectively.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the Risk Factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and in other reports that we file with the SEC from time to time, and the following:

  •
  Macro- and micro-economic changes in the economy and energy industry, including the impact of (i) consolidations and changes in competition, and (ii) general economic and political conditions, including tax rates or policies and inflation rates;

  •
  The timing, volatility and extent of changes in energy and commodity prices, supply or volume, the cost and availability of transportation of commodities, changes in interest or foreign exchange rates, and the demand for our services, any of which can affect our earnings, our financial liquidity and the underlying value of our assets;

  •
  Our ability to comply, or to make expenditures required to comply, with changes in laws and regulations, particularly those relating to energy markets, taxation, safety and protection of the environment, and our ability to recover those expenditures in customer rates, where applicable;

  •
  Federal and state laws concerning climate change and air emissions, including emission reduction mandates, carbon emissions and renewable energy portfolio standards, which may materially increase our generation and production costs and could render some of our generating units uneconomical to operate and maintain, or which could require closure of one or more of our generating units;

  •
  Changes in business, regulatory compliance and financial reporting practices arising from the enactment of the Energy Policy Act of 2005 and subsequent rules and regulations promulgated thereunder;

  •
  The effect of the Dodd-Frank Act and the regulations to be adopted thereunder on our use of derivative instruments in connection with our energy marketing activities and to hedge our expected production of oil and natural gas and on our use of interest rate derivative instruments;

  •
  Changes in state laws or regulations that could cause us to curtail our independent power production or exploration and production activities;

  •
  Our ability to successfully integrate and profitably operate any future acquisitions;

  •
  Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings and receive favorable rulings in periodic applications to recover costs for fuel, transportation, transmission and purchased power in our regulated utilities;

  •
  Our ability to receive regulatory approval to recover in rate base our expenditures for new power generation facilities or other utility infrastructure;

  •
  Our ability to recover our borrowing costs, including debt service costs, in our customer rates;

  •
  The extent of our success in connecting natural gas supplies to gathering, processing and pipeline systems;

  •
  Our ability to minimize losses related to defaults on amounts due from customers and counterparties, including counterparties to trading and other commercial transactions;

  •
  The timing and extent of scheduled and unscheduled outages of power generation facilities;

  •
  Our ability to complete the permitting, construction, start-up and operation of power generating facilities in a cost-effective and timely manner;

  •
  Our ability to accurately estimate demand from our customers for natural gas;

  •
  Weather and other natural phenomena;

  •
  Our ability to meet forecasted production volumes for our oil and gas properties, which may be dependent upon issuance by federal, state and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the availability of specialized contractors, work force and equipment, or the possibility of reductions in our drilling program resulting from the current economic climate and commodity prices, which also may prevent us from maintaining production rates and replacing reserves for our oil and gas properties;

  •
  The amount of collateral required to be posted from time to time in our transactions;

  •
  Our ability to effectively use derivative financial instruments to hedge commodity, currency exchange rate and interest rate risks;

  •
  Our ability to provide accurate estimates of proved oil and gas reserves, coal reserves and future production rates and associated costs;

  •
  Price risk due to marketable securities held as investments in employee benefit plans;

  •
  Our ability to successfully maintain our corporate credit rating;

  •
  Our ability to access revolving credit capacity and comply with loan covenants;

  •
  Capital market conditions and market uncertainties related to interest rates, which may affect our ability to raise capital on favorable terms;

  •
  The amount and timing of capital deployment in new investment opportunities or for the repurchase of debt or stock;

  •
  Our ability to continue paying our regular quarterly dividend;

  •
  Our ability to obtain permanent financing for capital expenditures on reasonable terms either through long-term debt or issuance of equity;

  •
  The effect of accounting policies issued periodically by accounting standard-setting bodies;

  •
  The accounting treatment and earnings impact associated with interest rate swaps;

  •
  The possibility that we may be required to take impairment charges to reduce the carrying value of some of our long-lived assets when indicators of impairment emerge;

  •
  The possibility that we may be required to take impairment charges under the SEC's full cost ceiling test for the accumulated costs of our natural gas and oil reserves;

  •
  The outcome of any ongoing or future litigation or similar disputes and the impact of any such outcome or related settlements on our financial condition or results of operations;

  •
  Additional liabilities for environmental conditions, including remediation and reclamation obligations, under environmental laws;

  •
  Our ability to successfully complete labor negotiations with labor unions with whom we have collective bargaining agreements and for which we are currently in, or are soon to be in, contract renewal negotiations;

  •
  The cost and effect on our business, including insurance, resulting from terrorist actions or responses to such actions or events;

  •
  General economic and political conditions, including tax rates or policies and inflation rates; and

  •
  Risk factors discussed in any accompanying prospectus supplement.

        New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

 BLACK HILLS CORPORATION

        We are a diversified energy company. Our predecessor company, Black Hills Power and Light Company, was incorporated and began providing electric utility service in 1941 and began selling and marketing various forms of energy on an unregulated basis in 1956. We operate principally in the United States with two major business groups: utilities and non-regulated energy. Our utilities group is comprised of our regulated electric utilities and regulated gas utilities segments, and our non-regulated energy group is comprised of our oil and gas, power generation, coal mining, and energy marketing segments.

        Our electric utilities segment generates, transmits and distributes electricity to approximately 201,000 customers in South Dakota, Wyoming, Colorado and Montana. This segment includes the operations of our subsidiary Cheyenne Light, Fuel and Power Company, a combination electric and gas utility, and its approximately 34,500 gas utility customers in Wyoming. Our electric utilities own 687 megawatts of generation and 8,038 miles of electric transmission and distribution lines. Our gas utilities segment serves approximately 527,000 natural gas utility customers in Colorado, Nebraska, Iowa and Kansas and owns 626 miles of intrastate gas transmission pipelines and 19,638 miles of gas distribution mains and service lines. Our electric and gas utilities generated income from continuing operations of $74.6 million for the year ended December 31, 2010 and had total assets of $2.6 billion at December 31, 2010.

        Our non-regulated energy group conducts business in four segments:

  •
  Oil and Gas.  Our oil and gas segment engages in the exploration, development and production of crude oil and natural gas, primarily in the Rocky Mountain region of the United States.

  •
  Power Generation.  Our power generation segment produces electric power from our generating plants and sells the electric capacity and energy primarily under long-term contracts.

  •
  Coal Mining.  Our coal mining segment produces coal at our coal mine near Gillette, Wyoming.

  •
  Energy Marketing.  Our energy marketing segment is engaged in marketing of natural gas, crude oil, coal, power, environmental products, renewable energy sources (such as biomass) and related products and services in the United States and Canada.

        Our non-regulated energy group generated income from continuing operations of $13.6 million in the year ended December 31, 2010 and had total assets of $1.1 billion at December 31, 2010.

        Our oil and gas segment, which conducts business through our subsidiary Black Hills Exploration and Production, Inc., or BHEP, and its subsidiaries, acquires, explores for, develops and produces natural gas and crude oil for sale into commodity markets. As of December 31, 2010, the principal assets of our oil and gas segment included operating interests in oil and natural gas properties, including properties in the San Juan Basin (primarily New Mexico, including holdings within the tribal lands of the Jicarilla Apache and Southern Ute Nations), the Powder River Basin (Wyoming) and the Piceance Basin (primarily in Colorado) and non-operated interests in oil and natural gas properties including wells located in the Williston (Bakken Shale primarily in North Dakota), Wind River (Wyoming), Bearpaw Uplift (Montana), Arkoma (Oklahoma), Anadarko (Texas) and Sacramento (California) basins. We also own a 44.7% non-operated interest in the Newcastle gas processing plant and associated gathering system located in Weston County, Wyoming. The plant is adjacent to our producing properties in that area, and BHEP's production accounts for the majority of the facility's throughput. In addition, we own natural gas gathering, compression and treating facilities serving the operated San Juan and Piceance Basin properties and working interests in similar facilities serving our non-operated Montana and Wyoming properties. At December 31, 2010, we had total reserves of approximately 131 Bcfe, of which natural gas comprised 73% and oil comprised 27% of total reserves.

        Our power generation segment acquires, develops and operates our non-regulated power plants. As of December 31, 2010, we held varying interests in independent power plants operating in Wyoming and Idaho with a total net ownership of 120 megawatts. In January 2011, we sold our ownership interests in the Idaho partnerships that own the Idaho facilities. We sell capacity and energy under a combination of mid- to long-term contracts, which mitigates the impact of a potential downturn in future power prices. We currently sell a substantial majority of our non-regulated generating capacity under contracts having terms greater than one year. We sell additional power into the wholesale power markets from our generating capacity when it is available and economical.

        Our coal mining segment, which operates through our Wyodak Resources Development Corp. subsidiary, mines and processes low-sulfur, sub-bituminous coal at our Wyodak coal mine located in the Powder River Basin near Gillette, Wyoming. The Powder River Basin contains one of the largest coal reserves in the United States. We produced approximately 5.9 million tons of coal in 2010.

        Through our subsidiary, Enserco, we engage in natural gas, crude oil, coal, power, environmental product and renewable energy source (such as biomass) marketing and trading in the United States and Canada. Our marketing operations are headquartered in Denver, Colorado, with a satellite sales office in Calgary, Alberta, Canada. Our energy marketing business seeks to provide services to producers and end-users of natural gas, crude oil, coal, power, environmental products and renewable energy sources and to capitalize on market volatility by employing certain risk-managed commodity trading strategies. We began marketing coal in June 2010 with the acquisition of a coal marketing business, we began power and environmental marketing late in the third quarter of 2010, and we began renewable energy source marketing in the second quarter of 2011. We believe that the diversity of the commodities portfolio that we market and the service provider focus of our energy marketing activities differentiate us from other energy marketers.

        We are a South Dakota corporation. Our common stock is listed on the New York Stock Exchange under the symbol "BKH." Our principal and executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges. For this purpose, earnings consist of income from continuing operations (before adjustment for income taxes, minority interests in consolidated subsidiaries or income or loss from equity investees), plus fixed charges, amortization of capitalized interest and distributed income of equity investees and less interest capitalized, preference security dividend requirements of consolidated subsidiaries and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Years Ended December 31,									Three Months Ended March 31,
	2006		2007		2008(2)	2009		2010		2011
Ratio of earnings to fixed charges(1)	3.28	x	4.21	x	—	2.25	x	1.82	x	2.26	x

(1)
The ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for all periods presented because no shares of preferred stock were outstanding during these periods.

(2)
Earnings were insufficient to cover combined fixed charges by $85.3 million in 2008.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:

  •
  repayment or refinancing of outstanding debt;

  •
  capital expenditures;

  •
  acquisitions;

  •
  investments; and

  •
  other business opportunities.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

        The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Black Hills and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

        The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

        The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

        The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

        Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as "registered securities," or in the form of one or more global securities in registered form, which we refer to as "global securities."

        You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

  •
  the title of the senior debt securities;

  •
  the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

  •
  the priority of payment of the senior debt securities;

  •
  the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

  •
  the date or dates on which the principal of the senior debt securities will be payable;

  •
  the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

  •
  the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

  •
  the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

  •
  each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

  •
  the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

  •
  the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

  •
  the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

  •
  the authorized denomination or denominations for the senior debt securities;

  •
  the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

  •
  any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

  •
  the payment of any additional amounts with respect to the senior debt securities;

  •
  whether any of the senior debt securities will be issued with original issue discount;

  •
  information with respect to book-entry procedures, if any;

  •
  any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

  •
  any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

        If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars.

New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

        Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

        If the senior debt securities are issued with "original issue discount" within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder's tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

        Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.

        Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Senior Debt Securities

        Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

  •
  check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

  •
  wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets

        The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

  •
  any successor assumes our obligations on the senior debt securities and under the indenture; and

  •
  after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

        Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under "—Events of Default, Waivers, Etc."

Leveraged and Other Transactions

        The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

Modification of the Indenture

        The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things:

  •
  modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

  •
  reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

        An "event of default" with respect to senior debt securities of any series is defined in the indenture to include:

  (1)
  default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

  (2)
  default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

  (3)
  default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

  (4)
  certain events of bankruptcy, insolvency or reorganization relating to us; and

  (5)
  any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

        If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

        If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.

        The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

        The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.

        We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

Satisfaction and Discharge

        The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

        The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to that series of senior debt securities.

        We may have normal banking relationships with the trustee in the ordinary course of business.

 DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

        The following description applies to the subordinated debt securities offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Black Hills. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

        The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

        The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

        The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

        Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.

        You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

  •
  the title of the subordinated debt securities;

  •
  the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

  •
  the priority of payment of the subordinated debt securities;

  •
  the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

  •
  the date or dates on which the principal of the subordinated debt securities will be payable;

  •
  the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

  •
  the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

  •
  the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

  •
  each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

  •
  the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

  •
  the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

  •
  the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

  •
  the authorized denomination or denominations for the subordinated debt securities;

  •
  the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

  •
  any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

  •
  the payment of any additional amounts with respect to the subordinated debt securities;

  •
  whether any of the subordinated debt securities will be issued with original issue discount;

  •
  information with respect to book-entry procedures, if any;

  •
  the terms of subordination;

  •
  any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

  •
  any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

        If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

        Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

        If the subordinated debt securities are issued with "original issue discount" within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder's tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

        Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.

        Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that, with respect to registered securities having The City of New York as a place of payment, we will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Subordinated Debt Securities

        Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

  •
  check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

  •
  wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.

Subordination

        The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement. At December 31, 2010, we had an aggregate amount of $1.2 billion of indebtedness that would be senior to any subordinated debt securities that we may issue.

Consolidation, Merger or Sale of Assets

        The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

  •
  any successor assumes our obligations on the subordinated debt securities and under the indenture; and

  •
  after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

        Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under "—Events of Default, Waivers, Etc."

Leveraged and Other Transactions

        The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

Modification of the Indenture

        The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things:

  •
  modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

  •
  adversely modify the subordination terms of the subordinated debt securities; or

  •
  reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

        An "event of default" with respect to subordinated debt securities of any series is defined in the indenture to include:

  (1)
  default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

  (2)
  default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

  (3)
  default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 60 days after written notice;

  (4)
  certain events of bankruptcy, insolvency or reorganization relating to us; and

  (5)
  any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

        If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

        If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.

        The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

        The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.

        We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge

        The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

        The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.

        We may have normal banking relationships with the trustee in the ordinary course of business.

 DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. As of May 31, 2011, 39,417,320 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.

        Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:

  •
  decrease the amount of earnings and assets available for distribution to holders of common stock;

  •
  adversely affect the rights and powers, including voting rights, of holders of common stock; and

  •
  have the effect of delaying, deferring or preventing a change in control.

Depositary Shares

        We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws

        South Dakota law and our articles of incorporation and bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

  Control Share Acquisitions

        The control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act provide generally that the shares of a publicly held South Dakota corporation acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:

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  the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

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  the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Each time an acquiring person reaches a threshold, an election must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 33 1/3% and 50%, respectively. We have elected in our articles of incorporation not to be subject to these provisions of South Dakota law.

  Business Combinations

        We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a "business combination" with an "interested shareholder", unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. Unless the interested shareholder has been an interested shareholder for at least four years, a business combination with the interested shareholder must be approved by the board of directors of the corporation prior to the date of the interested shareholder's acquisition of the corporation's voting stock, by the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. After the four year period has elapsed, the business combination must still be approved, if not previously approved in the manner prescribed, by the affirmative vote of the holders of a majority of the outstanding voting shares exclusive, in some instances, of those shares beneficially owned by the interested shareholder or any of its affiliates or associates. Generally, an "interested shareholder" is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of the corporation's voting stock. A "business combination" includes a merger, a transfer of 10% or more of the corporation's assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of the corporation's outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.

        The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.

  Fair Price Provision

        Our articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any "business transaction" with any "related person" or any "business transaction" in which a "related person" has an interest. However, if a majority of the members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our articles of incorporation define a "business transaction" to include a merger, asset or stock sale. Our articles of incorporation generally define a "related person" as any person or entity that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.

  Board Composition

        Our articles of incorporation and bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our articles of incorporation and bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.

  Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Our board of directors has no present intention to issue any new series of preferred stock; however, our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of stock, unless otherwise required by law or the rules of the stock exchange on which our common stock is listed.

  Shareholder Action by Written Consent Must Be Unanimous

        South Dakota law provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.

Transfer Agent

        The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. Its address is P.O. Box 64856, St. Paul, Minnesota 55164-0856, and its telephone number for shareholder services is (800) 468-9716.

 DESCRIPTION OF WARRANTS

Offered Warrants

        We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date.

  Debt Warrants

        We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.

  Equity Warrants

        We may also issue, together with equity securities or separately, warrants to purchase, including warrant spreads, shares of our common or preferred stock on terms to be determined at the time of sale.

General Terms of Warrants

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency with which the warrants may be purchased;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

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  any applicable material United States federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the terms of the securities issuable upon exercise of the warrants;

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  the antidilution provisions of the warrants, if any;

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  any redemption or call provisions;

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  the exercise price and procedures for exercise of the warrants;

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  the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

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  whether the warrants are to be sold separately or with other securities as part of units; and

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  any other terms of the warrants.

Significant Provisions of the Warrant Agreements

        We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.

  Modifications Without Consent of Warrantholders

        We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

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  cure any ambiguity;

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  cure, correct or supplement any defective or inconsistent provision; or

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  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

  Enforceability of Rights of Warrantholders

        The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

  Registration and Transfer of Warrants

        Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

  New York Law to Govern

        The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as "prepaid securities," upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

        The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

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  the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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  a description of the terms of any unit agreement governing the units; and

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  a description of the provisions for the payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

        From time to time, we may sell the securities offered by this prospectus:

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  through underwriters or dealers;

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  through agents;

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  directly to purchasers; or

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  through a combination of any of these methods of sale.

        This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933.

        The applicable prospectus supplement relating to the securities will set forth:

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  their offering terms, including the name or names of any underwriters, dealers or agents;

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  the purchase price of the securities and the net proceeds we may receive from the sale;

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  any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

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  any initial public offering price;

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  any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

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  any securities exchanges on which the securities may be listed.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

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  at a fixed price or prices which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL OPINIONS

        The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Steven J. Helmers, Senior Vice President-General Counsel of Black Hills, with respect to matters governed by South Dakota law, and by Faegre & Benson LLP, Denver, Colorado, special counsel to Black Hills, with respect to matters governed by New York law. Certain legal matters will be passed upon for Black Hills by Faegre & Benson LLP, Denver, Colorado, and for the underwriters, dealers, or agents, if any, by their own legal counsel. Mr. Helmers owns, directly or indirectly, 41,044 shares of our common stock, and holds options to purchase an additional 10,110 shares.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Black Hills Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2010 included in our Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference in this prospectus from the reserve report of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, given on the authority of Cawley, Gillespie & Associates, Inc. as experts in such matters.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

        We also file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offering made under this prospectus:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

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  Our Current Report on Form 8-K filed on May 31, 2011; and

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  The description of our common stock contained in our registration statement on Form 8-A, dated April 19, 2002, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

        These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:

  Black Hills Corporation
  625 Ninth Street
  Rapid City, South Dakota 57701
  Attention: Investor Relations
  (605) 721-1700